Exhibit 10.1

EXECUTION VERSION

NOTE PURCHASE AGREEMENT

Dated as of July 28, 2014

by and among

MALLINCKRODT SECURITIZATION S.À R.L.,

as Issuer,

THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Purchasers,

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

and

MALLINCKRODT LLC,

as initial Servicer

Variable Funding Asset Backed Notes

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(continued)

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(continued)

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(continued)

Page

EXHIBITS

EXHIBIT A	–	Form of Advance Request
EXHIBIT B	–	Form of Assignment and Acceptance Agreement
EXHIBIT C	–	Form of Assumption Agreement
EXHIBIT D	–	Form of Notes
EXHIBIT E	–	Credit and Collection Policy
EXHIBIT F	–	Form of Information Package
EXHIBIT G	–	Form of Compliance Certificate
EXHIBIT H	–	Closing Memorandum
EXHIBIT I	–	Form of Weekly Report

SCHEDULES

SCHEDULE I	–	Commitments
SCHEDULE II	–	Lock-Boxes, Lock-Box Accounts and Lock-Box Banks
SCHEDULE III	–	Notice Addresses

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This NOTE PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of July 28, 2014 by and among the following parties:

(i) MALLINCKRODT SECURITIZATION S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, with registered office at 42-44 avenue de la Gare, L-1610, the Grand Duchy of Luxembourg, in the process of registration with the Luxembourg trade and companies register and having a share capital of $20,100, as Issuer (together with its successors and assigns, the “Issuer”);

(ii) the Persons from time to time party hereto as Purchasers;

(iii) PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrative Agent; and

(iv) MALLINCKRODT LLC, a Delaware limited liability company (“Mallinckrodt”), as initial Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”).

PRELIMINARY STATEMENTS

The Issuer has acquired, and will acquire from time to time, Receivables from the Originators pursuant to the Purchase and Sale Agreement. The Issuer has requested that the Purchasers purchase the Notes and make Advances from time to time to the Issuer, on the terms, and subject to the conditions set forth herein, secured by, among other things, the Receivables.

The Purchasers desire to acquire the Notes and to make Advances from time to time on the terms and subject to the conditions set forth in this Agreement.

In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Adjusted Net Receivables Pool Balance” means, at any time of determination: (a) the Net Receivables Pool Balance, plus (b) the Contractual Dilution Accrual.

“Administrative Agent” means PNC, in its capacity as contractual representative for the Credit Parties, and any successor thereto in such capacity appointed pursuant to Article XI.

“Advance” means any advance of funds made by a Purchaser to the Issuer pursuant to Section 2.02, and which results in an increase of the Note Balance of such Purchaser’s Note in the amount of such funds distributed to the Issuer.

“Advance Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Issuer to the Administrative Agent and the Purchasers pursuant to Section 2.02(a).

“Adverse Claim” means any ownership interest or claim, mortgage, deed of trust, pledge, lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing); it being understood that any thereof in favor of, or assigned to, the Administrative Agent (for the benefit of the Secured Parties) shall not constitute an Adverse Claim.

“Advisors” has the meaning set forth in Section 14.06(c).

“Affected Person” means each Credit Party and each of their respective Affiliates.

“Affiliate” means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a). For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors or managers of such Person or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.

“Aggregate Eligible Receivables Balance” means, at any time of determination, the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

“Aggregate Interest” means, at any time of determination, the aggregate accrued and unpaid Interest on the Notes at such time.

“Aggregate Note Balance” means, at any time of determination, the aggregate Note Balance of all outstanding Notes at such time.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Anti-Terrorism Laws” shall mean any Applicable Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Applicable Laws, all as amended, supplemented or replaced from time to time.

“Applicable Law” means, with respect to any Person, (x) all provisions of law, constitution, statute, treaty, rule, regulation, requirement, ordinance, restriction, permit,

certificate, decision, release, ruling, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound. For the avoidance of doubt, FATCA shall constitute an “Applicable Law” for all purposes of this Agreement.

“Assignment and Acceptance Agreement” means an assignment and acceptance agreement entered into by a Purchaser, an Eligible Assignee, the Administrative Agent and the Issuer, pursuant to which such Eligible Assignee may purchase all or a portion of any Note and become a party to this Agreement, in substantially the form of Exhibit B hereto.

“Assumption Agreement” has the meaning set forth in Section 14.03(i).

“Attorney Costs” means and includes all fees, costs, expenses and disbursements of any law firm or other external counsel and all disbursements of internal counsel.

“Bank Rate” for any Portion of Note Balance funded by any Purchaser on any day, means an interest rate per annum equal to (a) LMIR for such Purchaser on such day or (b) if the Base Rate is applicable to such Purchaser pursuant to Section 5.04, the Base Rate for such Purchaser on such day; provided, however, that the “Bank Rate” for any day while an Event of Default has occurred and is continuing shall be an interest rate per annum equal to the sum of 2.00% per annum plus the greater of (i) the Base Rate for such Purchaser on such day and (ii) LMIR for such Purchaser on such day.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate” means, for any day and any Purchaser, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the greater of:

(a) the rate of interest in effect for such day as publicly announced from time to time by the applicable Purchaser or its Affiliate as its “reference rate” or “prime rate”, as applicable. Such “reference rate” or “prime rate” is set by the applicable Purchaser or its Affiliate based upon various factors, including such Person’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and is not necessarily the lowest rate charged to any customer; and

(b) 0.50% per annum above the latest Federal Funds Rate.

“Borrowing Base” means, at any time of determination, the amount equal to (a) the Net Receivables Pool Balance at such time, minus (b) the Total Reserves at such time.

“Borrowing Base Deficit” means, at any time of determination, the amount, if any, by which (a) the Aggregate Note Balance at such time, exceeds (b) the lesser of (i) the Borrowing Base at such time and (ii) the Facility Limit at such time.

“Breakage Fee” means to the extent that the Issuer shall for any reason, fail to borrow on the date specified by the Issuer in connection with any request for funding pursuant to Article II of this Agreement, the amount, if any, by which (A) the additional Interest (calculated without taking into account any Breakage Fee or any shortened duration of such Interest Period pursuant to the definition thereof) which would have accrued during such Interest Period on the reductions of Note Balance relating to such Interest Period had such reductions not been made, exceeds (B) the income, if any, received by the applicable Purchaser from the investment of the proceeds of such reductions of Note Balance (or such amounts failed to be borrowed by the Issuer). A certificate as to the amount of any Breakage Fee (including the computation of such amount) shall be submitted by the affected Purchaser to the Issuer and shall be conclusive and binding for all purposes, absent manifest error.

“Business Day” means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in Luxembourg, Pittsburgh, Pennsylvania, or New York City, New York and (b) if this definition of “Business Day” is utilized in connection with LMIR, dealings are carried out in the London interbank market.

“Capital Stock” means, with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, limited liability company interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.

“Change in Control” means the occurrence of any of the following:

(a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) of Capital Stock representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Mallinckrodt PLC;

(b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Mallinckrodt PLC by persons who (i) were not members of the board of directors of Mallinckrodt PLC on the Closing Date and (ii) whose election to the board of directors of Mallinckrodt PLC or whose nomination for election by the stockholders of Mallinckrodt PLC was not approved by a majority of the members of the board of directors of Mallinckrodt PLC then still in office who were either members of the board of directors on the Closing Date or whose election or nomination for election was previously so approved;

(c) Mallinckrodt PLC ceases to own, directly or indirectly, 100% of the issued and outstanding Capital Stock of the Parent;

(d) the Parent ceases to own, directly or indirectly, 100% of the issued and outstanding Capital Stock of Mallinckrodt, the Sub-Originator and each Originator;

(e) the Parent ceases to own, directly or indirectly, 100% of the issued and outstanding Capital Stock of the Issuer free and clear of all Adverse Claims; or

(f) the occurrence of a “Change of Control” under and as defined in the Credit Agreement.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” (as amended, supplemented or otherwise modified or replaced from time to time), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued, but only to the extent a Purchaser is imposing applicable increased costs or costs in connection with capital adequacy requirements similar to those described in clauses (a) and (b) of Section 4.01 generally on other similarly situated issuers.

“Closing Date” means July 28, 2014.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral” has the meaning set forth in Section 5.05(a).

“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, the Sub-Originator, the Issuer, the Servicer or any other Person on their behalf in payment of any amounts owed in respect of such Pool Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Pool Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all proceeds of all Related Security with respect to such Pool Receivable and (d) all other proceeds of such Pool Receivable.

“Commitment” means, with respect to any Purchaser, the maximum aggregate amount which such Person is obligated to pay hereunder on account of all Advances, on a combined basis, as set forth on Schedule I or in the Assumption Agreement or other agreement pursuant to which it became a Purchaser, as such amount may be modified in connection with any subsequent assignment pursuant to Section 14.03 or in connection with a reduction in the Facility Limit pursuant to Section 2.02(e). If the context so requires, “Commitment” also refers to a Purchaser’s obligation to make Advances hereunder in accordance with this Agreement.

“Companies Act 1915” means the Luxembourg act dated 10 August 1915 on commercial companies, as amended from time to time.

“Concentration Percentage” means (a) except as provided in clause (b) below, (i) for any Group A Obligor, 12.50%, (ii) for any Group B Obligor, 10.00%, (iii) for any Group C Obligor, 7.50% and (iv) for any Group D Obligor, 3.00% and (b) for each of the Obligors listed in the chart below (each, a “Special Obligor”), the percentage specified in the chart below for such Special Obligor (the applicable “Special Concentration Limit”); provided, however, that the Administrative Agent or any Purchaser may, upon not less than thirty (30) days’ prior notice to the Issuer and the Administrative Agent, cancel or reduce the Special Concentration Limit with respect to any or all Special Obligors, in which case the Concentration Percentage for such Special Obligor(s) shall be determined pursuant to clause (a) above. In the event that any other Obligor is or becomes an Affiliate of a Special Obligor, the Special Concentration Limit shall apply to both such Obligor and such Special Obligor and shall be calculated as if such Obligor and such Special Obligor were a single Obligor.

Special Obligor	Special Concentration Limit
McKesson Corporation	37.50%
Cardinal Health, Inc.	32.50%
CuraScript Specialty Distributor	25.00%
AmerisourceBergen Drug Corporation	20.00%

“Concentration Reserve Percentage” means, at any time of determination, the largest of: (a) the sum of the four (4) largest Obligor Percentages of the Group D Obligors, (b) the sum of the two (2) largest Obligor Percentages of the Group C Obligors and (c) the largest Obligor Percentage of the Group B Obligors.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

“Contractual Dilution Accrual” means, at any time of determination, the aggregate amount of dilution or similar adjustments arising out of chargebacks, terms discounts, indirect rebates, direct rebates (net of any direct rebate recovery) and key promotional programs which are customary for the Originators and the Sub-Originator and specified in the related Contract or applicable marketing program related to the applicable Receivable and Obligor thereof that are expected by the Servicer to be made or otherwise incurred with respect to the then outstanding Pool Receivables as such expected dilution and similar adjustments are reflected on the books and records of the Originators and the Sub-Originator and reserved for by the Originators and the

Sub-Originator, as determined in consultation with the external accountants of the Originators and the Sub-Originator and in accordance with the customary procedures established by the Originators, the Sub-Originator and such accountants.

“Covered Entity” shall mean (a) the Issuer, the Servicer, the Sub-Originator, each Originator and the Parent and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Credit Agreement” means that certain Credit Agreement, dated as of March 19, 2014, among Mallinckrodt PLC, the Parent, Mallinckrodt CB LLC, the lenders party thereto, Deutsche Bank AG New York Branch, as administrative agent, Deutsche Bank Securities Inc., Barclays Bank plc, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, as in effect on the Closing Date and without giving effect to any amendment, restatement or termination thereof.

“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of the Originators and the Sub-Originator in effect on the Closing Date and described in Exhibit E, as may be modified from time to time.

“Credit Party” means each Purchaser, the Administrative Agent and the Transfer Agent.

“Days’ Sales Outstanding” means, for any Fiscal Month, an amount computed as of the last day of such Fiscal Month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (b) (i) the aggregate initial Outstanding Balance of all Pool Receivables originated by the Originators and the Sub-Originator during the three most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (ii) 90.

“Debt” means, as to any Person at any time of determination, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any bonds, debentures, notes, note purchase, acceptance or credit facility, or other similar instruments or facilities, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, (iv) any other transaction (including production payments (excluding royalties), installment purchase agreements, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including accounts payable incurred in the ordinary course of such Person’s business payable on terms customary in the trade), (v) all net obligations of such Person in respect of interest rate on currency hedges or (vi) any Guaranty of any such Debt.

“Deemed Collections” has the meaning set forth in Section 4.01(d).

“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month, by (b) the aggregate initial Outstanding Balance of all Pool Receivables originated by the Originators and the Sub-Originator during the month that is fifth Fiscal Months before such month.

“Defaulted Receivable” means a Receivable, without duplication:

(a) as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date for such payment;

(b) as to which any payment, or part thereof, remains unpaid for less than 121 days from the original due date for such payment and consistent with the Credit and Collection Policy, has been or should be written off the applicable Originator’s, Sub-Originator’s or the Issuer’s books as uncollectible; or

(c) as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto.

“Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day, by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date for such payment.

“Dilution Horizon Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such Fiscal Month by dividing: (a) the sum of (i) the aggregate initial Outstanding Balance of all Pool Receivables originated by the Originators and the Sub-Originator during such Fiscal Month, plus (ii) the aggregate initial Outstanding Balance of all Pool Receivables originated by the Originators and the Sub-Originator during the preceding Fiscal Month, plus (iii) the aggregate initial Outstanding Balance of all Pool Receivables originated by the Originators and the Sub-Originator during the second preceding Fiscal Month, by (b) the Adjusted Net Receivables Pool Balance as of the last day of such Fiscal Month.

“Dilution Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each Fiscal Month by dividing: (a) the aggregate amount of Deemed Collections during such Fiscal Month (other than amounts that relate to amounts covered by the Contractual Dilution Accrual), by (b) the aggregate initial Outstanding Balance of all Pool Receivables originated by the Originators and the Sub-Originator during the Fiscal Month that is two (2) months prior to such Fiscal Month.

“Dilution Reserve Percentage” means, on any day, the product of (a) the sum of (i) 2.0 times the average of the Dilution Ratios for the twelve most recent Fiscal Months, plus (ii) the Dilution Volatility Component, multiplied by (b) the Dilution Horizon Ratio.

“Dilution Volatility Component” means, for any Fiscal Month, (a) the positive difference, if any, between: (i) the highest two month rolling average of the Dilution Ratio during the twelve most recent Fiscal Months and (ii) the arithmetic average of the Dilution Ratios for such twelve Fiscal Months, times (b) (i) the highest two month rolling average of the Dilution Ratio during the twelve most recent Fiscal Months, divided by (ii) the arithmetic average of the Dilution Ratios for such twelve Fiscal Months.

“Dollars” and “$” each mean the lawful currency of the United States of America.

“Eligible Assignee” means (i) any Purchaser or any of its Affiliates, (ii) any Person managed by a Purchaser or any of its Affiliates and (iii) any other financial or other institution.

“Eligible Foreign Obligor” means any Foreign Obligor which is organized in and whose principal place of business is in, any country other than a Sanctioned Country.

“Eligible Receivable” means, at any time of determination, a Pool Receivable:

(a) the Obligor of which is: (i) a resident of the United States of America or is an Eligible Foreign Obligor; (ii) not a Sanctioned Person; (iii) not subject to any Insolvency Proceeding; (iv) not an Affiliate of the Issuer, the Servicer, the Parent, the Sub-Originator or any Originator; (v) not the Obligor with respect to Defaulted Receivables or Delinquent Receivables with an aggregate Outstanding Balance exceeding 25% of the aggregate Outstanding Balance of all such Obligor’s Pool Receivables and (vi) not a material supplier to the Sub-Originator, any Originator or any Affiliate thereof;

(b) that is denominated and payable only in U.S. dollars in the United States of America, and the Obligor with respect to which has been instructed to remit Collections in respect thereof directly to a Lock-Box or Lock-Box Account in the United States of America;

(c) that does not have a due date which is more than 90 days after the original invoice date of such Receivable;

(d) that arises under a Contract for the sale of goods or services in the ordinary course of the applicable Originator’s or Sub-Originator’s business;

(e) that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms;

(f) (i) that has been transferred by an Originator to the Issuer pursuant to the Purchase and Sale Agreement with respect to which transfer all conditions precedent under the Purchase and Sale Agreement have been met, (ii) in which immediately prior to such transfer to the Issuer, an Originator owns good and marketable title thereto that is freely assignable (including without any consent of the related Obligor or any Governmental Authority) and (iii)

upon such transfer to the Issuer, the Issuer shall have a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim created by or through an Originator or the Sub-Originator;

(g) that, if originated by the Sub-Originator, has been transferred by the Sub-Originator to Mallinckrodt pursuant to the Sale Agreement with respect to which transfer all conditions precedent under the Sale Agreement have been met;

(h) that, together with the Contract related thereto, conforms in all material respects with all Applicable Laws (including any applicable laws relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

(i) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with or notices to, any Governmental Authority or other Person required to be obtained, effected or given by an Originator or the Sub-Originator in connection with the creation of such Receivable, the execution, delivery and performance by such Originator or the Sub-Originator of the related Contract or the assignment thereof under the Purchase and Sale Agreement and Sale Agreement, if applicable, have been duly obtained, effected or given and are in full force and effect;

(j) that is not subject to any existing dispute, right of rescission, set-off, counterclaim, any other defense against the applicable Originator (or any assignee of such Originator) or Sub-Originator or Adverse Claim, and the Obligor of which holds no right as against the applicable Originator or Sub-Originator to cause such Originator or Sub-Originator to repurchase the goods or merchandise, the sale of which shall have given right to such Receivable;

(k) that satisfies all applicable requirements of the Credit and Collection Policy;

(l) that, together with the Contract related thereto, has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 9.02 of this Agreement;

(m) in which the Issuer owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable (including without any consent of the related Obligor or any Governmental Authority);

(n) for which the Administrative Agent (on behalf of the Secured Parties) shall have a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;

(o) that constitutes an “account” or “general intangible” as defined in the UCC, and that is not evidenced by instruments or chattel paper;

(p) that is neither a Defaulted Receivable nor a Delinquent Receivable;

(q) that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Sub-Originator, the Originator thereof or by the Issuer (other than the delivery of the related goods or merchandise with respect to In-Transit Receivables);

(r) that shall have been billed or invoiced, if more than five days have elapsed since the date that such Receivable was created, and the related goods or merchandise shall have been shipped and/or services performed;

(s) which (i) does not arise from a sale of accounts made as part of a sale of a business or constitute an assignment for the purpose of collection only, (ii) is not a transfer of a single account made in whole or partial satisfaction of a preexisting indebtedness or an assignment of a right to payment under a contract to an assignee that is also obligated to perform under the contract and (iii) is not a transfer of an interest in or an assignment of a claim under a policy of insurance;

(t) which does not relate to the sale of any consigned goods or finished goods which have incorporated any consigned goods into such finished goods;

(u) that, if originated by the Sub-Originator and the Sub-Originator was a party to any merger, consolidation or other corporate restructuring after the Closing Date, (i) the Administrative Agent and each Purchaser have consented thereto or (ii) such transaction was a merger of the Sub-Originator into an Originator; and

(v) that, if originated by the Sub-Originator, the Sale Agreement has not been terminated.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“ERISA Affiliate” means, with respect to any Person, any corporation, trade or business which together with the Person is treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Euro-Rate Reserve Percentage” means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).

“Event of Default” has the meaning specified in Section 10.01. For the avoidance of doubt, any Event of Default that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 14.01.

“Excess Concentration” means, the sum, without duplication, of:

(a) the sum of the amounts calculated for each of the Obligors equal to the excess (if any) of (i) the aggregate Outstanding Balance of the Eligible Receivables of such Obligor, over (ii) the product of (x) such Obligor’s Concentration Percentage, multiplied by (y) the Aggregate Eligible Receivables Balance; plus

(b) the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables, the Obligor of which is an Eligible Foreign Obligor, net of any other Excess Concentrations (if any) related to such Eligible Foreign Obligor’s Concentration Percentage, over (ii) the product of (x) 5.00%, multiplied by (y) the Aggregate Eligible Receivables Balance; plus

(c) the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables, the Obligor of which is a Governmental Authority, net of any other Excess Concentrations related to such Obligor’s Concentration Percentage, over (ii) the product of (x) 1.00%, multiplied by (y) the Aggregate Eligible Receivables Balance; plus

(d) the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables that are Extended-Term Receivables, over (ii) the product of (x) 3.00%, multiplied by (y) the Aggregate Eligible Receivables Balance; plus

(e) the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables that are In-Transit Receivables, over (ii) the product of (x) 5.00%, multiplied by (y) the Aggregate Eligible Receivables Balance.

“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Credit Party or required to be withheld or deducted from a payment to a Credit Party: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Credit Party being organized under the laws of, or having its principal office or, in the case of any Purchaser, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Purchaser, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Purchaser with respect to an applicable interest in the Notes or Commitment pursuant to a law in effect on the date on which (i) such Purchaser makes an Advance or its Commitment or (ii) such Purchaser changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Purchaser’s assignor immediately before such Purchaser became a party hereto or to such Purchaser immediately before it changed its lending office, (c) any U.S. federal withholding Taxes imposed pursuant to FATCA and (d) Taxes attributable to such Credit Party’s failure to comply with Section 5.03(f).

“Extended-Term Receivables” means each Receivable that has a due date which is more than 62 days but less than 91 days after the original invoice date of such Receivable.

“Facility Limit” means, at any time of determination, the aggregate Commitment of all Purchasers, which as of the Closing Date is equal to $160,000,000, as reduced from time to time pursuant to Section 2.02(e) or increased pursuant to Section 2.02(g); provided, however, that at no time shall any such increase cause the Facility Limit to exceed $300,000,000. References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Note Balance.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective).” If on any relevant day such rate is not yet published in H. 15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate.” If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” has the meaning specified in Section 2.03(a).

“Fees” has the meaning specified in Section 2.03(a).

“Final Payout Date” means the date on or after the Termination Date when (i) the Aggregate Note Balance and Aggregate Interest have been paid in full, (ii) all Issuer Obligations shall have been paid in full, (iii) all other amounts owing to the Credit Parties and any other Issuer Indemnified Party or Affected Person hereunder and under the other Transaction Documents have been paid in full and (iv) all accrued Servicing Fees have been paid in full.

“Financial Officer” of any Person means, the chief executive officer, the chief financial officer, the chief accounting officer, the principal accounting officer, the controller, the treasurer or the assistant treasurer of such Person.

“Fiscal Month” means each calendar month.

“Fitch” means Fitch, Inc. and any successor thereto that is a nationally recognized statistical rating organization.

“Foreign Obligor” means an Obligor which is organized in or whose principal place of business is in, any country other than the United States.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Group” means, for any Purchaser, such Purchaser, together with any related Purchasers.

“Group A Obligor” means any Obligor with short-term ratings of at least: (a) “A-1” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of at least “A+” by S&P on such Obligor’s long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, a rating of at least “Al” by Moody’s on such Obligor’s long-term senior unsecured and uncredit-enhanced debt securities; provided, however, if such Obligor is rated by only one of such rating agencies, then such Obligor will be a “Group A Obligor” if it satisfies either clause (a) or clause (b) above. Notwithstanding the foregoing, (i) any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group A Obligor” shall be deemed to be a Group A Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage” and clause (a) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors and (ii) any Obligor that is a Special Obligor that satisfies the definition of “Group A Obligor” shall be deemed to be a Group A Obligor solely for the purposes of determining the “Concentration Reserve Percentage”.

“Group B Obligor” means an Obligor that is not a Group A Obligor, with short-term ratings of at least: (a) “A-2” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of at least “BBB+” by S&P on such Obligor’s long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, a rating of at least “Baal” by Moody’s on such Obligor’s long-term senior unsecured and uncredit-enhanced debt securities; provided, however, if such Obligor is rated by only one of such rating agencies, then such Obligor will be a “Group B Obligor” if it satisfies either clause (a) or clause (b) above. Notwithstanding the foregoing, (i) any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group B Obligor” shall be deemed to be a Group B Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage” and clause (a) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group C

Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors and (ii) any Obligor that is a Special Obligor that satisfies the definition of “Group B Obligor” shall be deemed to be a Group B Obligor solely for the purposes of determining the “Concentration Reserve Percentage”.

“Group C Obligor” means an Obligor that is not a Group A Obligor or a Group B Obligor, with short-term ratings of at least: (a) “A-3” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of at least “BBB-” by S&P on such Obligor’s long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-3” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, at least “Baa3” by Moody’s on such Obligor’s long-term senior unsecured and uncredit-enhanced debt securities; provided, however, if such Obligor is rated by only one of such rating agencies, then such Obligor will be a “Group C Obligor” if it satisfies either clause (a) or clause (b) above. Notwithstanding the foregoing, (i) any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group C Obligor” shall be deemed to be a Group C Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage” and clause (a) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors and (ii) any Obligor that is a Special Obligor that satisfies the definition of “Group C Obligor” shall be deemed to be a Group C Obligor solely for the purposes of determining the “Concentration Reserve Percentage”.

“Group Commitment” means, with respect to any Group, at any time of determination, the aggregate Commitments of all Purchasers within such Group.

“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor; provided, that any Obligor that is a Special Obligor that satisfies the definition of “Group D Obligor” shall be deemed to be a Group D Obligor solely for the purposes of determining the “Concentration Reserve Percentage”.

“Guaranty” of any Person means any obligation of such Person guarantying or in effect guarantying any liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

“In-Transit Receivable” means, at any time of determination, any Receivable arising in connection with the sale of any goods or merchandise that as of such time, have been shipped but not delivered to the related Obligor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Issuer or any of its Affiliates under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Independent Director” has the meaning set forth in Section 8.03(c).

“Information Package” means a report, in substantially the form of Exhibit F.

“Insolvency Proceeding” means with respect to any Person (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person, composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code and in the case of the Issuer only (c) any petition or other step for the bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), general settlement or composition with creditors (concordat préventif de faillite), reorganisation or similar Luxembourg or foreign laws proceedings.

“Insolvency Regulation” means the EC Regulation on Insolvency Proceedings 2000 (Council Regulation (EC) No. 1346/2000 of 29th May, 2000), as amended.

“Intended Tax Treatment” has the meaning set forth in Section 14.14.

“Interest” means, for each Note for any Interest Period (or portion thereof), the amount of interest accrued on such Note during such Interest Period (or portion thereof) in accordance with Section 2.03(b).

“Interest Period” means: (a) before the Termination Date: (i) initially the period commencing on the date of the initial Advance pursuant to Section 2.01 (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the next Monthly Settlement Date and (ii) thereafter, each period commencing on such Monthly Settlement Date and ending on (but not including) the next Monthly Settlement Date and (b) on and after the Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Purchasers) or, in the absence of any such selection, each period of 30 days from the last day of the preceding Interest Period.

“Interest Rate” means, for any day in any Interest Period for any Note (or any portion of its Note Balance) the applicable Bank Rate; provided, however, that no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law; and provided, further, that Interest for any Note shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.

“Issuer” has the meaning specified in the preamble to this Agreement.

“Issuer Indemnified Amounts” has the meaning set forth in Section 13.01(a).

“Issuer Indemnified Party” has the meaning set forth in Section 13.01(a).

“Issuer Obligations” means all present and future indebtedness, reimbursement obligations and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Issuer to any Credit Party, Issuer Indemnified Party and/or any Affected Person, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include, without limitation, the Aggregate Note Balance and Interest on the Notes, all Fees and all other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including, without limitation, interest, fees and other obligations that accrue after the commencement of any Insolvency Proceeding with respect to the Issuer (in each case whether or not allowed as a claim in such proceeding).

“Issuer’s Net Worth” means, at any time of determination, an amount equal to (i) the Outstanding Balance of all Pool Receivables at such time, minus (ii) the sum of (A) the Aggregate Note Balance at such time, plus (B) the Aggregate Interest at such time, plus (C) the aggregate accrued and unpaid Fees at such time, plus (D) the aggregate outstanding principal balance of all Subordinated Notes at such time, plus (E) the aggregate accrued and unpaid interest on all Subordinated Notes at such time, plus (F) without duplication, the aggregate accrued and unpaid other Issuer Obligations at such time.

“LMIR” means for any day during any Interest Period, the interest rate per annum determined by the applicable Purchaser (which determination shall be conclusive absent manifest error) by dividing (i) the one-month Eurodollar rate for U.S. dollar deposits as reported by Bloomberg Finance L.P. and shown on US0001M Screen or any other service or page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrative Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes, by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage on such day. The calculation of LMIR may also be expressed by the following formula:

One-month Eurodollar rate for U.S. Dollars
shown on Bloomberg US0001M Screen
or appropriate successor
LMIR	=

1.00 - Euro-Rate Reserve Percentage.

LMIR shall be adjusted on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date.

“Lock-Box” means each locked postal box with respect to which a Lock-Box Bank who has executed a Lock-Box Agreement pursuant to which it has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Schedule II (as such schedule may be modified from time to time in connection with the addition or removal of any Lock-Box in accordance with the terms hereof).

“Lock-Box Account” means each account listed on Schedule II to this Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any Lock-Box Account in accordance with the terms hereof) (in each case, in the name of the Issuer) and maintained at a bank or other financial institution acting as a Lock-Box Bank pursuant to a Lock-Box Agreement for the purpose of receiving Collections.

“Lock-Box Agreement” means each agreement, in form and substance satisfactory to the Administrative Agent, among the Issuer, the Servicer (if applicable), the Administrative Agent and a Lock-Box Bank, governing the terms of the related Lock-Box Accounts, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Lock-Box Bank” means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

“Loss Horizon Ratio” means, at any time of determination, the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed by dividing: (a) the aggregate initial Outstanding Balance of all Pool Receivables originated by the Originators and the Sub-Originator during the six (6) most recent Fiscal Months, by (b) the Adjusted Net Receivables Pool Balance as of such date.

“Loss Reserve Percentage” means, at any time of determination, the product of (a) 2.0, times (b) the highest average of the Default Ratios for any three consecutive Fiscal Months during the twelve most recent Fiscal Months, times (c) the Loss Horizon Ratio.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Majority Purchasers” means one or more Purchasers representing more than 50% of the aggregate Commitments of all Purchasers (or, if the Commitments have been terminated, Purchasers representing more than 50% of the Aggregate Note Balance); provided, that at any time there are exactly two Purchasers, Majority Purchasers shall include both Purchasers.

“Mallinckrodt” has the meaning set forth in the preamble to this Agreement.

“Mallinckrodt PLC” means Mallinckrodt plc, a public limited company incorporated in Ireland with registered number 522227.

“Material Adverse Effect” means with respect to any event or circumstance, a material adverse effect on:

(a) the assets, operations, business or financial condition of (i) if a particular Person is specified, such Person or (ii) if no particular Person is specified, the Issuer, the Servicer, the Parent, the Sub-Originator or any Originator;

(b) (i) if a particular Person is specified, the ability of any such Person to perform its obligations under this Agreement or any other Transaction Document to which it is a party or (ii) if no particular Person is specified, the ability of the Issuer, the Servicer, the Parent, the Sub-Originator or any Originator to perform its respective obligations under this Agreement or any other Transaction Document to which it is a party;

(c) the validity or enforceability of this Agreement or any other Transaction Document, or the validity, enforceability, value or collectibility of any material portion of the Pool Receivables;

(d) the status, perfection, enforceability or priority of the Administrative Agent’s or the Issuer’s security interest in the Collateral; or

(e) the rights and remedies of any Credit Party under the Transaction Documents or associated with its respective interest in the Collateral.

“Maturity Date” means the earlier to occur of (a) the date occurring 180 days following the Scheduled Termination Date and (b) the date on which the “Termination Date” is declared or deemed to have occurred under Section 10.01.

“Minimum Dilution Reserve Percentage” means, on any day, the product of (a) the average of the Dilution Ratios for the twelve most recent Fiscal Months, multiplied by (b) the Dilution Horizon Ratio.

“Monthly Settlement Date” means the 20th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Issuer, the Servicer, the Sub-Originator, any Originator, the Parent or any of their respective ERISA Affiliates (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or has an obligation to make contributions, or has within any of the preceding five plan years made or had an obligation to make contributions.

“NAFTA” means the North American Free Trade Agreement.

“Net Receivables Pool Balance” means, at any time of determination: (a) the Aggregate Eligible Receivables Balance, minus (b) the Excess Concentration, minus (c) the Contractual Dilution Accrual.

“Note” means each Variable Funding Note issued by the Issuer under this Agreement.

“Note Balance” means, with respect to any Note, the aggregate amounts paid to, or on behalf of, the Issuer in connection with all Advances made by the related Purchaser pursuant to

Article II, as reduced from time to time by Collections paid and applied on account of such Note Balance pursuant to Section 4.01; provided, that if such Note Balance shall have been reduced by any payment and thereafter all or a portion of such payment is rescinded or must otherwise be returned for any reason, such Note Balance shall be increased by the amount of such rescinded or returned payment as though it had not been made.

“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

“Obligor Percentage” means, at any time of determination, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables of such Obligor less the amount (if any) then included in the calculation of the Excess Concentration with respect to such Obligor and (b) the denominator of which is the Aggregate Eligible Receivables Balance at such time; provided, however, that the Obligor Percentage for each Obligor shall not excess such Obligor’s related Concentration Percentage.

“Originator” and “Originators” have the meaning set forth in the Purchase and Sale Agreement, as the same may be modified from time to time by adding new Originators or removing Originators, in each case with the prior written consent of the Administrative Agent and the Majority Purchasers.

“Other Connection Taxes” means, with respect to any Credit Party, Taxes imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Tax (other than connections arising from such Credit Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Note or other Transaction Document).

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies or fees arising from any payment made hereunder or from the execution, delivery, filing, recording or enforcement of, or otherwise in respect of, this Agreement, the other Transaction Documents and the other documents or agreements to be delivered hereunder or thereunder, except any such Taxes that are Other Connection Taxes.

“Outstanding Balance” means, at any time of determination, with respect to any Receivable, the then outstanding principal balance thereof; provided, that such outstanding principal balance shall be reduced upon the receipt of payment with respect to such Receivable by the Issuer, the Servicer, the Sub-Originator, any Originator, the Parent or any Affiliate of any of the forgoing notwithstanding that such payment has yet to be applied to the such Receivable.

“Parent” means Mallinckrodt International Finance S.A., a public limited liability company (société anonyme) incorporated under the laws of Luxembourg.

“Parent Group” has the meaning set forth in Section 8.03(c).

“Participant” has the meaning set forth in Section 14.03(e).

“Participant Register” has the meaning set forth in Section 14.03(f).

“PATRIOT Act” has the meaning set forth in Section 14.15.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Plan” means a pension plan as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA with respect to which any Originator, the Sub-Originator, the Issuer, the Servicer, the Parent or any of their respective ERISA Affiliates may have any liability, contingent or otherwise.

“Performance Guaranty” means the Performance Guaranty, dated as of the Closing Date, by the Parent in favor of the Administrative Agent for the benefit of the Secured Parties, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“PNC” has the meaning set forth in the preamble to this Agreement.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Portion of Note Balance” means, with respect to any Purchaser and its related Note, the portion of such Note’s Note Balance being funded or maintained by such Purchaser by reference to a particular interest rate basis.

“Pro Rata Percentage” means, at any time of determination, with respect to any Purchaser, a fraction (expressed as a percentage), (a) the numerator of which is (i) prior to the termination of all Commitments hereunder, its Commitment at such time or (ii) if all Commitments hereunder have been terminated, the aggregate Note Balance of all Notes being funded by the Purchasers in such Purchaser’s Group at such time and (b) the denominator of which is (i) prior to the termination of all Commitments hereunder, the aggregate Commitments of all Purchasers at such time or (ii) if all Commitments hereunder have been terminated, the Aggregate Note Balance at such time.

“Purchase and Sale Agreement” means the Purchase and Sale Agreement, dated as of the Closing Date, among the Servicer, the Originators and the Issuer, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Purchase and Sale Termination Event” has the meaning set forth in the Purchase and Sale Agreement.

“Purchaser’s Account” means, with respect to any Purchaser, the account(s) from time to time designated in writing by such Purchaser to the Issuer and the Servicer for purposes of receiving payments to or for the account of such Purchaser.

“Purchasers” means PNC and each other Person that is or becomes a party to this Agreement in the capacity of a “Purchaser”.

“Ratings Event” means, at any time of determination, one or more of the following events has occurred and is continuing: (i) Parent’s long-term senior unsecured and uncredit-enhanced debt securities are rated below B- by S&P, (ii) Parent’s long-term senior unsecured and uncredit-enhanced debt securities are rated below B3 by Moody’s, (iii) Parent does not have a rating by S&P for its long-term senior unsecured and uncredit-enhanced debt securities or (iv) Parent does not have a rating by Moody’s for its long-term senior unsecured and uncredit-enhanced debt securities.

“Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to the Sub-Originator, any Originator or the Issuer (as assignee of an Originator), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods that have been or are to be sold or for services rendered or to be rendered, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto. Any such right to payment arising from any one transaction, including, without limitation, any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction.

“Receivables Pool” means, at any time of determination, all of the then outstanding Receivables transferred (or purported to be transferred) to the Issuer pursuant to the Purchase and Sale Agreement prior to the Termination Date.

“Reduction Notice” has the meaning set forth in Section 2.02(d).

“Register” has the meaning set forth in Section 3.03.

“Reinvestment” has the meaning set forth in Section 4.01(a).

“Related Rights” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.

“Related Security” means, with respect to any Receivable:

(a) all of the Issuer’s, the Sub-Originator’s and each Originator’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable;

(b) all instruments and chattel paper that may evidence such Receivable;

(c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;

(d) all of the Issuer’s, the Sub-Originator’s and each Originator’s rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; and

(e) all of the Issuer’s rights, interests and claims under the Purchase and Sale Agreement and the other Transaction Documents.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than a Pension Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code), except such an event for which the provision of 30-day notice to the PBGC has been waived by regulation.

“Representatives” has the meaning set forth in Section 14.06(c).

“Required Capital Amount” means, at any time of determination, an amount equal to the Total Reserves at such time.

“Restricted Payments” has the meaning set forth in Section 8.01(r).

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized statistical rating organization.

“Sale Agreement” means the Sale Agreement, dated as of the Closing Date, among the Sub-Originator and Mallinckrodt, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“Scheduled Termination Date” means July 28, 2017, as such date may be extended from time to time pursuant to Section 2.02(g).

“SEC” shall mean the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor.

“Secured Parties” means each Credit Party and each Issuer Indemnified Party.

“Securities Act” means the Securities Act of 1933, as amended or otherwise modified from time to time.

“Securitisation Act 2004” means the Luxembourg act dated March 22, 2004 on securitisation, as amended.

“Servicer” has the meaning set forth in the preamble to this Agreement.

“Servicer Indemnified Amounts” has the meaning set forth in Section 13.02(a).

“Servicer Indemnified Party” has the meaning set forth in Section 13.02(a).

“Servicing Fee” shall mean the fee referred to in Section 9.06(a) of this Agreement.

“Servicing Fee Rate” shall mean the rate referred to in Section 9.06(a) of this Agreement.

“Settlement Date” means with respect to any Portion of Note Balance for any Interest Period or any Fees, (i) prior to the Termination Date, the Monthly Settlement Date and (ii) on and after the Termination Date, each day selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Purchasers) (it being understood that the Administrative Agent (with the consent or at the direction of the Majority Purchasers) may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.

“Solvent” means, with respect to any Person and as of any particular date, (i) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) such Person is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.

“Special Concentration Limit” has the meaning set forth in the definition of Concentration Percentage.

“Special Obligor” has the meaning set forth in the definition of Concentration Percentage.

“Subordinated Note” has the meaning set forth in the Purchase and Sale Agreement.

“Sub-Originator” means Liebel-Flarsheim Company LLC, a Delaware limited liability company.

“Sub-Servicer” has the meaning set forth in Section 9.01(d).

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority and all interest, penalties, additions to tax and any similar liabilities with respect thereto.

“Termination Date” means the earliest to occur of (a) the Scheduled Termination Date, (b) the date on which the “Termination Date” is declared or deemed to have occurred under Section 10.01, (c) the Purchase and Sale Termination Date (as defined in the Purchase and Sale Agreement) and (d) the date selected by the Issuer on which all Commitments have been reduced to zero pursuant to Section 2.02(e).

“Total Reserves” means, at any time of determination, the product of (a) the greater of (I) the sum of: (i) the Yield Reserve Percentage, plus (ii) the greater of (x) the sum of the Concentration Reserve Percentage plus the Minimum Dilution Reserve Percentage and (y) the sum of the Loss Reserve Percentage plus the Dilution Reserve Percentage and (II) 15.0%, times (b) the Net Receivables Pool Balance on such day.

“Transaction Documents” means this Agreement, the Purchase and Sale Agreement, the Sale Agreement, the Lock-Box Agreements, the Fee Letter, each Subordinated Note, each Note, the Performance Guaranty and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Transfer Agent” has the meaning set forth in Section 3.03.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unmatured Event of Default” means an event that but for notice or lapse of time or both would constitute an Event of Default.

“U.S.-Luxembourg Income Tax Treaty” means the Convention between the Government of the United States of America and the Government of the Grand Duchy of Luxembourg for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income and Capital.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f)(ii)(B)(3).

“Weekly Report” means a report, in substantially the form of Exhibit I.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Issuer and the Administrative Agent.

“Yield Reserve Percentage” means, at any time of determination:

1.50 x DSO x (BR + SFR)
360
where:

	BR	=	the Base Rate;

	DSO	=	the Days’ Sales Outstanding for the most recently ended Fiscal Month; and

	SFR	=	the Servicing Fee Rate.

SECTION 1.02. Other Interpretative Matters. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein, are used herein as defined in such Article 9. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule”, “Exhibit” or “Annex” shall mean articles and sections of, and schedules, exhibits and annexes to, this Agreement. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (c) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” means “including without limitation”; (e) references to any Applicable Law refer to that Applicable Law as amended from time to time and include any successor Applicable Law; (f) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (g) references to any Person include that Person’s permitted successors and assigns; (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (i) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but excluding”; (j) terms in one gender include the parallel terms in the neuter and opposite gender; (k) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day and (l) the term “or” is not exclusive.

ARTICLE II

PURCHASE AND SALE

SECTION 2.01. Purchase and Sale of the Notes.

(a) On the terms and subject to the conditions hereinafter set forth, and in reliance on the covenants, representations, warranties and agreements herein set forth, the Issuer shall issue, execute, sell and deliver to each Purchaser, and each Purchaser shall purchase and accept delivery of, a Note on the Closing Date. The purchase price for each Note shall be $0, which will be the Note Balance of each Note as of the Closing Date (prior to giving effect to any Advance occurring on the Closing Date). Each Advance hereunder shall increase the Note Balance of the related Purchaser’s Note by the amount of the proceeds of such Advance distributed by or on behalf of such Purchaser to the Issuer. All Notes shall be substantially identical in all respects and shall conform to the requirements set forth in Article III below. All Notes shall, subject to the terms hereof, be in all respects entitled, equally and ratably with all other Notes to the benefits hereof without preference, priority or distinction on account of the actual time or times of issuance of the Notes. The Issuer shall issue Notes only to parties that have become Purchasers in accordance with the terms of this Agreement.

(b) Upon a request by the Issuer pursuant to Section 2.02, and on the terms and subject to the conditions hereinafter set forth, the Purchasers shall, ratably in accordance with their respective Commitments, severally and not jointly, make Advances to the Issuer on a revolving basis, from time to time during the period from the Closing Date to the Termination Date. Under no circumstances shall any Purchaser be obligated to make any such Advance if, after giving effect to such Advance:

(i) the Aggregate Note Balance would exceed the Facility Limit at such time;

(ii) the sum of (A) the Note Balance of such Purchaser’s Note, plus (B) the aggregate Note Balance of all Notes of the other Purchaser in its Group, would exceed the Group Commitment of such Purchaser’s Group;

(iii) the Note Balance of such Purchaser’s Note would exceed its Commitment; or

(iv) the Aggregate Note Balance would exceed the Borrowing Base at such time.

SECTION 2.02. Making Advances; Repayment of Notes. (a) Each Advance hereunder shall be made on at least two (2) Business Days’ prior written request from the Issuer to the Administrative Agent and each Purchaser in the form of an Advance Request attached hereto as Exhibit A. Each such request for an Advance shall be made no later than 11:00 a.m. (New York

City time) on a Business Day (it being understood that any such request made after such time shall be deemed to have been made on the following Business Day) and shall specify (i) the amount of the Advances(s) requested (which shall not be less than $500,000 and shall be an integral multiple of $100,000), (ii) the allocation of such amount among the Groups (which shall be ratable based on the Group Commitments), (iii) the account to which the proceeds of such Advance shall be distributed and (iv) the date such requested Advance is to be made (which shall be a Business Day).

(b) On the date of each Advance, the Purchasers shall, upon satisfaction of the applicable conditions set forth in Article VI and pursuant to the other conditions set forth in this Article II, make available to the Issuer in same day funds an aggregate amount equal to the amount of such Advance requested, at the account set forth in the related Advance Request.

(c) Each Purchaser’s obligation shall be several, such that the failure of any Purchaser to make available to the Issuer any funds in connection with any Advance shall not relieve any other Purchaser of its obligation, if any, hereunder to make funds available on the date such Advances are requested (it being understood, that no Purchaser shall be responsible for the failure of any other Purchaser to make funds available to the Issuer in connection with any Advance hereunder).

(d) The Issuer shall repay in full the Note Balance of each Purchaser’s Note on the Maturity Date. Prior thereto, the Issuer shall, on each Settlement Date, redeem or otherwise prepay the Note Balance of each Purchaser’s Note to the extent required under Section 4.01 and otherwise in accordance therewith. Notwithstanding the foregoing, the Issuer, in its discretion, shall have the right to make a prepayment, in whole or in part, of the Note Balance of each Purchaser’s Note on any Business Day upon two (2) Business Days’ prior written notice (each, a “Reduction Notice”) thereof to the Administrative Agent and each Purchaser; provided, however, that each such prepayment shall be in a minimum aggregate amount of $100,000 and shall be an integral multiple of $100,000.

(e) The Issuer may, at any time upon at least thirty (30) days’ prior written notice to the Administrative Agent and each Purchaser, terminate the Facility Limit in whole or ratably reduce the Facility Limit in part; provided, however, that no such reduction shall reduce the Facility Limit to an amount less than the Aggregate Note Balance at such time (after giving effect to any redemption or repayment of the Aggregate Note Balance pursuant to clause (f) below). Each partial reduction in the Facility Limit shall be in a minimum aggregate amount of $5,000,000 and shall be an integral multiple of $1,000,000, and no such partial reduction shall reduce the Facility Limit to an amount less than $100,000,000. In connection with any partial reduction in the Facility Limit, the Commitment of each Purchaser shall be ratably reduced.

(f) In connection with any reduction of the Commitments, the Issuer shall remit to the Administrative Agent (i) instructions regarding such reduction and (ii) for payment to the Purchasers, cash in an amount sufficient to pay (A) the aggregate Note Balance of Notes of the Purchasers in each Group in excess of the Group Commitment of such Group and (B) all other outstanding Issuer Obligations with respect to such reduction (determined based on the ratio of the reduction of the Commitments being effected to the amount of the Commitments prior to such reduction or, if the Administrative Agent reasonably determines that any portion of the outstanding Issuer Obligations is allocable solely to that portion of the Commitments being reduced or has arisen solely as a result of such reduction, all of such portion) including, without duplication, any associated Breakage Fees. Upon receipt of any such amounts, the Administrative Agent shall apply such amounts first to the reduction of the Aggregate Note Balance, and second to the payment of the remaining outstanding Issuer Obligations with respect to such reduction, including any Breakage Fees, by paying such amounts to the Purchasers.

(g) So long as no Event of Default or Unmatured Event of Default has occurred and is continuing, upon notice to the Administrative Agent and each Purchaser, the Issuer may from time to time request an increase in the Commitment with respect to one or more Purchasers, at any time following the Closing Date and prior to the Termination Date, such aggregate increase in such Purchaser’s Commitments to be an amount (for all such requests or additions) not exceeding $140,000,000; provided, that each request for an increase shall be in a minimum amount of $10,000,000. At the time of sending such notice with respect to any Purchaser, the Issuer (in consultation with the Administrative Agent and such Purchaser) shall specify the time period within which such Purchasers and the Administrative Agent are requested to respond to the Issuer’s request (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Administrative Agent and the Purchasers). In respect of any Purchaser, each of such Purchaser being asked to increase its Commitment and the Administrative Agent shall notify the Issuer and the Servicer within the applicable time period whether or not such Person agrees, in its respective sole discretion, to the increase to such Purchaser’s Commitment. Any such Person not responding within such time period shall be deemed to have declined to consent to an increase in such Purchaser’s Commitment. For the avoidance of doubt, only the consent of the Purchaser then being asked to increase its Commitment and the Administrative Agent shall be required in order to approve any such request. If the Commitment of any Purchaser is increased in accordance with this clause (g), (i) the Administrative Agent, such Purchasers, the Issuer and the Servicer shall determine the effective date with respect to such increase and shall enter into such documents as agreed to by such parties to document such increase and (ii) the Issuer shall repay a portion of the Note Balance of Notes of certain Purchasers and request Advances from certain Purchasers in an amount such that after giving effect thereto, the aggregate Note Balance of Notes of Purchasers in each Group shall equal the product of (x) the aggregate Pro Rata Percentages of all Purchasers in such Group, times (y) the Aggregate Note Balance at such time; it being understood and agreed that the Administrative Agent or any Purchaser increasing its Commitment pursuant to this clause (g) may request any of (x) resolutions of the board of directors of the Issuer approving or consenting to such Commitment increase and authorizing the execution, delivery and performance of any amendment to this Agreement, (y) a corporate and enforceability opinion of counsel of the Issuer and (z) such other documents, agreements and opinions reasonably requested by such Purchaser or the Administrative Agent.

SECTION 2.03. Interest and Fees.

(a) On each Settlement Date, the Issuer shall, in accordance with the terms and priorities for payment set forth in Section 4.01, pay to each Purchaser and the Administrative Agent certain fees (collectively, the “Fees”) in the amounts set forth in the fee letter agreements from time to time entered into, among the Issuer, the members of the applicable Group and/or the Administrative Agent (each such fee letter agreement, as amended, restated, supplemented or otherwise modified from time to time, collectively being referred to herein as the “Fee Letter”).

(b) The Note Balance of each Purchaser’s Note shall accrue interest on each day when such Note Balance remains outstanding at the then applicable Interest Rate. The Issuer shall pay all Interest, Fees and Breakage Fees accrued during each Interest Period on the immediately following Settlement Date in accordance with the terms and priorities for payment set forth in Section 4.01.

SECTION 2.04. Records of Advances. Each Purchaser shall record in its records, the date and amount of each Advance made by such Purchasers hereunder, the interest rate with respect thereto, the Interest accrued thereon and each repayment and payment thereof. Subject to Section 14.03(c), such records shall be conclusive and binding absent manifest error. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Issuer hereunder or under the other Transaction Documents to repay the Note Balance of each Purchaser’s Note, together with all Interest accruing thereon and all other Issuer Obligations. Each Advance by any Purchaser will be evidenced by such Purchaser’s Note.

ARTICLE III

NOTES

SECTION 3.01. Form of Notes. The Notes shall be issued in registered form in substantially the form of Exhibit D hereto and as required by Article II and this Article III, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have notations, legends or endorsements required by Applicable Law or usage. The Notes, when signed by an authorized officer of the Issuer and delivered in accordance with the terms of this Agreement, will be duly executed and issued, and will be binding upon the Issuer.

SECTION 3.02. Execution. Each Note shall be executed by manual or facsimile signature by the Issuer. Notes bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Issuer shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the delivery of such Notes or does not hold such office at the date of such Notes.

SECTION 3.03. Register.

(a) The Administrative Agent shall, acting solely for this purpose as an agent of the Issuer (in such capacity, the “Transfer Agent”), maintain at its address referred to on Schedule III of this Agreement (or such other address of the Administrative Agent notified by the Administrative Agent to the other parties hereto) a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Purchasers, the Commitment of each Purchaser and the Note Balance (and stated interest) of the Notes of each Purchaser from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the

Issuer, the Servicer, the Administrative Agent, the Purchasers, and the other Credit Parties shall treat each Person whose name is recorded in the Register as a Purchaser under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Issuer, the Servicer or any Purchaser at any reasonable time and from time to time upon reasonable prior notice.

(b) The Transfer Agent will promptly notify the Issuer of any changes made to the Register. As required by the Companies Act 1915, the Issuer will maintain at all times an up-to-date copy of the Register at its registered office (the “Issuer Register”). In the case of any discrepancy between the records of the Register and the Issuer Register, the records of the Issuer Register will prevail for the purposes of Luxembourg law.

SECTION 3.04. Assignment and Acceptance. Upon its receipt of an Assignment and Acceptance Agreement executed and delivered by an assigning Purchaser and an Eligible Assignee or assignee Purchaser, the Transfer Agent shall, if such Assignment and Acceptance Agreement has been duly completed, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Issuer and the Servicer.

SECTION 3.05. Mutilated, Destroyed, Lost or Stolen Notes.

(a) If (i) any mutilated Note is surrendered to the Issuer (with a copy to the Transfer Agent), or the Issuer and the Transfer Agent receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuer and the Transfer Agent such security or indemnity as may, in their sole discretion, be required by them to hold the Issuer and the Transfer Agent harmless then, in the absence of written notice to the Issuer or the Transfer Agent that such Note has been acquired by a protected purchaser, and provided that the requirements of Section 8-405 of the UCC (which generally permit the Issuer to impose reasonable requirements) are met, then the Issuer shall execute and deliver (in compliance with Applicable Law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.

(b) Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the related Purchaser of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses connected therewith.

(c) Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an Issuer Obligation, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.

SECTION 3.06. Transfer Restrictions. Each Note shall be transferred or exchanged in compliance with the following provisions:

(a) if such Note is being transferred to a qualified institutional buyer (a “QIB”) as defined in, and in accordance with, Rule 144A under the Securities Act (“Rule 144A”), the transferor shall, unless the transferee is a party to this Agreement or is a QIB within the meaning of Rule 144A(a)(1)(vi) (a “Bank”), provide the Issuer and the Transfer Agent with a certification to that effect;

(b) if such Note is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than Rule 144A, the transferor shall provide the Issuer and the Transfer Agent with a certification to that effect and, if requested by the Transfer Agent or the Issuer, an opinion of counsel in form and substance acceptable to the Issuer and to the Transfer Agent to the effect that such transfer is in compliance with the Securities Act and any applicable state securities laws; and

(c) each such transferee of such Note shall be deemed to have made the representations and warranties set forth in Section 7.03.

ARTICLE IV

SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS

SECTION 4.01. Settlement Procedures.

(a) The Servicer shall set aside and hold in trust for the benefit of the Secured Parties (or, if so requested by the Administrative Agent, segregate in a separate account approved by the Administrative Agent), for application in accordance with the priority of payments set forth below, all Collections on Pool Receivables that are received by the Servicer or the Issuer or received in any Lock-Box or Lock-Box Account; provided, however, that so long as each of the conditions precedent set forth in Section 6.03 are satisfied, the Servicer may release to the Issuer from such Collections the amount (if any) necessary to pay the purchase price for Receivables purchased by the Issuer in accordance with the terms of the Purchase and Sale Agreement (each such release, a “Reinvestment”). On each Settlement Date, the Servicer (or, following its assumption of control of the Lock-Box Accounts, the Administrative Agent) shall, distribute such Collections in the following order of priority:

(i) first, to each Purchaser and other Credit Party (ratably, based on the amount then due and owing), all accrued and unpaid Interest, Fees and Breakage Fees due to such Purchaser and other Credit Party for the immediately preceding Interest Period (including any additional amounts or indemnified amounts payable under Sections 5.03 and 13.01 in respect of such payments), plus, if applicable, the amount of any such Interest, Fees and Breakage Fees (including any additional amounts or indemnified amounts payable under Sections 5.03 and 13.01 in respect of such payments) payable for any prior Interest Period to the extent such amount has not been paid to such Purchaser or Credit Party;

(ii) second, to the Servicer for the payment of the accrued Servicing Fees payable for the immediately preceding Interest Period (plus, if applicable, the amount of Servicing Fees payable for any prior Interest Period to the extent such amount has not been distributed to the Servicer);

(iii) third, as set forth in clause (x), (y) or (z) below, as applicable:

(x) prior to the occurrence of the Termination Date, to the extent that a Borrowing Base Deficit exists on such date, to the Purchasers (ratably, based on the Note Balance of each Purchaser’s Note at such time) for the payment of a portion of the Aggregate Note Balance at such time, in an aggregate amount equal to the amount necessary to reduce the Borrowing Base Deficit to zero ($0);

(y) on and after the occurrence of the Termination Date, to each Purchaser (ratably, based on the Note Balance of each Purchaser’s Note at such time) for the payment in full of the Note Balance of such Purchaser’s Note at such time; or

(z) prior to the occurrence of the Termination Date, at the election of the Issuer and in accordance with Section 2.02(d), to the payment of all or any portion of the Aggregate Note Balance at such time (ratably, based on the Note Balance of each Purchaser’s Note at such time);

(iv) fourth, to the Credit Parties, the Affected Persons and the Issuer Indemnified Parties (ratably, based on the amount due and owing at such time), for the payment of all other Issuer Obligations then due and owing by the Issuer to the Credit Parties, the Affected Persons and the Issuer Indemnified Parties; and

(v) fifth, the balance, if any, to be paid to the Issuer for its own account, free and clear of the lien of this Agreement.

(b) All payments or distributions to be made by the Servicer, the Issuer and any other Person to the Purchasers (or their respective related Affected Persons and the Issuer Indemnified Parties), shall be paid or distributed to the related Purchaser at its Purchaser’s Account. Each Purchaser, upon its receipt in the applicable Purchaser’s Account of any such payments or distributions, shall distribute such amounts to the applicable Affected Persons and the Issuer Indemnified Parties within its Group ratably; provided that if such Purchaser shall have received insufficient funds to pay all of the above amounts in full on any such date, such Purchaser shall pay such amounts to the applicable Affected Persons and the Issuer Indemnified Parties within its Group in accordance with the priority of payments set forth above, and with respect to any such category above for which there are insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to each such Person in such Group) among all such Persons in such Group entitled to payment thereof.

(c) If and to the extent the Administrative Agent, any Credit Party, any Affected Person or any Issuer Indemnified Party shall be required for any reason to pay over to any Person any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Issuer and, accordingly, the Administrative Agent, such Credit Party, such Affected Person or such Issuer Indemnified Party, as the case may be, shall have a claim against the Issuer for such amount.

(d) For the purposes of this Section 4.01:

(i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of (A) any defective, rejected, returned, repossessed or foreclosed goods or services, (B) any revision, cancellation, allowance, rebate, credit memo, discount, warranty payment or other adjustment made by the Issuer, any Originator, the Sub-Originator, the Servicer or any Affiliate of the Servicer (other than as a result of the receipt of Collections on such Pool Receivable), (C) any setoff, counterclaim or dispute between an Obligor and the Issuer, any Originator, the Sub-Originator, the Servicer or their respective Affiliates (whether arising from the transaction giving rise to such Pool Receivable or any unrelated transaction) or (D) the Outstanding Balance of such Pool Receivable being less than the amount included in any calculation of the Borrowing Base (other than as a result of the receipt of Collections thereon), then, in any such case, the Issuer shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and shall immediately pay the amount of such deemed Collection to a Lock-Box Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Credit Parties for application as a Collection pursuant to Section 4.01(a);

(ii) if on any day any of the representations or warranties in Section 7.01 is not true with respect to any Pool Receivable, the Issuer shall be deemed to have received on such day a Collection of such Pool Receivable in full and shall immediately pay the amount of such deemed Collection to a Lock-Box Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Credit Parties for application as a Collection pursuant to Section 4.01(a) (Collections deemed to have been received pursuant to clauses (i) and (ii) of this Section 4.01(d) are hereinafter sometimes referred to as “Deemed Collections”);

(iii) except as provided in clauses (i) or (ii) above or otherwise required by Applicable Law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

(iv) if and to the extent the Administrative Agent, any Credit Party, any Affected Person or any Issuer Indemnified Party shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any

Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Issuer and, accordingly, such Person shall have a claim against the Issuer for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

SECTION 4.02. Payments and Computations, Etc. (a) All amounts to be paid by the Issuer or the Servicer to the Administrative Agent, any Credit Party, any Affected Person or any Issuer Indemnified Party hereunder shall be paid no later than 12:00 Noon (New York City time) on the day when due in same day funds to the applicable Purchaser’s Account.

(b) Each of the Issuer and the Servicer shall, to the extent permitted by Applicable Law, pay interest on any amount not paid or deposited by it when due hereunder, after giving effect to any cure period, at an interest rate per annum equal to 2.00% per annum above the Base Rate, payable on demand.

(c) All computations of interest under subsection (b) above and all computations of Interest, Fees and other amounts hereunder shall be made on the basis of a year of 360 days (or, in the case of amounts determined by reference to clause (b) of the definition of Base Rate, 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

ARTICLE V

INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND SECURITY INTEREST

SECTION 5.01. Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Purchaser (except such reserve requirement reflected in LMIR);

(ii) subject any Credit Party to any Taxes (other than Indemnified Taxes, Taxes described in clauses (b) through (d) of Excluded Taxes and Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Purchaser any other condition, cost or expense (other than Taxes) (A) affecting the Collateral, this Agreement, any other Transaction Document, any Advance or any participation therein or (B) affecting the Notes or its obligations or rights to make Advances;

and the result of any of the foregoing shall be to increase the cost to such Credit Party of (A) acting as the Administrative Agent or a Purchaser hereunder or with respect to the transactions contemplated hereby, (B) funding or maintaining any Advance or Note or (C) maintaining its obligation to fund or maintain any Advance or Note, or to reduce the amount of any sum received or receivable by such Credit Party hereunder, then, upon request of such Credit Party, the Issuer shall pay to such Credit Party such additional amount or amounts as will compensate such Credit Party for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Purchaser determines that any Change in Law affecting such Purchaser or any lending office of such Purchaser or such Purchaser’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Purchaser’s capital or on the capital of such Purchaser’s holding company, if any, as a consequence of (A) this Agreement or any other Transaction Document, (B) the commitments of such Purchaser hereunder, (C) the Advances made by such Purchaser or (D) any Note Balance, to a level below that which such Purchaser or such Purchaser’s holding company could have achieved but for such Change in Law (taking into consideration such Purchaser’s policies and the policies of such Purchaser’s holding company with respect to capital adequacy and liquidity), then from time to time, upon request of such Purchaser, the Issuer will pay to such Purchaser such additional amount or amounts as will compensate such Purchaser or such Purchaser’s holding company for any such reduction suffered.

(c) [Reserved].

(d) Certificates for Reimbursement. A certificate of a Credit Party setting forth the amount or amounts necessary to compensate such Credit Party or its holding company, as the case may be, as specified in clause (a) or (b) of this Section and delivered to the Issuer, shall be conclusive absent manifest error. The Issuer shall, subject to the priorities of payment set forth in Section 4.01, pay such Credit Party the amount shown as due on any such certificate on the first Settlement Date occurring after the Issuer’s receipt of such certificate; provided that any such certificate claiming amounts described in clause (x) or (y) of the definition of “Change in Law” shall, in addition, state the basis upon which such amount has been calculated and certify that such Credit Party’s demand for payment of such costs hereunder, and such method of allocation, is not inconsistent with its treatment of other issuers, which, as a credit matter, are similarly situation to the Issuer and subject to similar provisions.

(e) Notice; Delay in Requests. Promptly after any Credit Party has determined that it will make a request for increased compensation pursuant to this Section 5.01, such Credit Party shall notify the Issuer thereof. Failure or delay on the part of any Credit Party to demand compensation pursuant to this Section shall not constitute a waiver of such Credit Party’s right to demand such compensation; provided, that the Issuer shall not be required to compensate a Credit Party pursuant to this Section 5.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Credit Party notifies the Issuer of the Change in Law giving rise to such increased costs or reductions and of such Credit Party’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 5.02. Funding Losses.

(a) The Issuer will pay each Purchaser all Breakage Fees.

(b) A certificate of a Purchaser setting forth the amount or amounts necessary to compensate such Purchaser, as specified in clause (a) above and delivered to the Issuer, shall be conclusive absent manifest error. The Issuer shall, subject to the priorities of payment set forth in Section 4.01, pay such Purchaser the amount shown as due on any such certificate on the first Settlement Date occurring after the Issuer’s receipt of such certificate.

SECTION 5.03. Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Issuer under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of the applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and, if such Tax is an Indemnified Tax, then the sum payable by the Issuer shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Credit Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Issuer. The Issuer shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or, at the option of the Administrative Agent, timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Issuer. The Issuer shall indemnify each Credit Party, within ten days after demand therefor, for the full amount of any (I) Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Credit Party or required to be withheld or deducted from a payment to such Credit Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and (II) any increase in U.S. or Luxembourg Taxes that arise because an Advance or Note is treated as equity for (x) U.S. federal, state, local or income or franchise Tax purposes or (y) Luxembourg Tax purposes rather than as intended under Section 5.03(j) (such indemnification will include U.S. federal, state, or local income and franchise Taxes and Luxembourg income Taxes) except to the extent that any such Tax (or increase in Tax) is not otherwise addressed in clause (I) above. A certificate as to the amount of such payment or liability delivered to the Issuer by a Credit Party (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Credit Party, shall be conclusive absent manifest error.

(d) Indemnification by the Purchasers. Each Purchaser shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any

Indemnified Taxes attributable to such Purchaser or any of its respective Affiliates that are Affected Persons (but only to the extent that the Issuer and its Affiliates have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting any obligation of the Issuer, the Servicer or their Affiliates to do so), (ii) any Taxes attributable to the failure of such Purchaser or any of its respective Affiliates that are Affected Persons to comply with Section 14.03(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Purchaser or any of its respective Affiliates that are Affected Persons, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Purchaser by the Administrative Agent shall be conclusive absent manifest error. Each Purchaser hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Purchaser or any of its respective Affiliates that are Affected Persons under any Transaction Document or otherwise payable by the Administrative Agent to such Purchaser or any of its respective Affiliates that are Affected Persons from any other source against any amount due to the Administrative Agent under this clause (d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by the Issuer to a Governmental Authority pursuant to this Section 5.03, the Issuer shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Affected Persons. (i) Any Credit Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Issuer and the Administrative Agent, at the time or times reasonably requested by the Issuer or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Issuer or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Credit Party, if reasonably requested by the Issuer or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Issuer or the Administrative Agent as will enable the Issuer or the Administrative Agent to determine whether or not such Credit Party is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.03(f)(ii)(A), 5.03(f)(ii)(B) and 5.03(f)(ii)(D)) shall not be required if, in the Credit Party’s reasonable judgment, such completion, execution or submission would subject such Credit Party to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Credit Party.

(ii) Without limiting the generality of the foregoing:

(A) any Credit Party that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Issuer and the Administrative Agent from time to time upon the reasonable request of the Issuer or the Administrative Agent, executed originals of Internal Revenue Service Form W-9;

(B) any Credit Party that is organized under the laws of a jurisdiction other than the United States (including each State thereof and the District of Columbia) (a “Foreign Credit Party”) that is entitled under the Code or any applicable treaty to an exemption from or reduction of U.S. federal withholding tax with respect to payments hereunder shall deliver to the Issuer and the Administrative Agent (in such number of copies as shall be reasonably requested by the Issuer or the Administrative Agent) on or prior to the date on which such Foreign Credit Party becomes a Credit Party with respect to this Agreement (and from time to time thereafter upon the reasonable request of the Issuer or the Administrative Agent, but only if such Foreign Credit Party is legally entitled to do so), whichever of the following is applicable:

(1) in the case of such a Credit Party claiming the benefits of an income tax treaty to which the United States is a party, executed originals of Internal Revenue Service Form W-8BEN;

(2) executed originals of Internal Revenue Service Form W-8ECI;

(3) in the case of a Credit Party claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Credit Party is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Issuer within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable; or

(4) to the extent such Credit Party is not the beneficial owner, executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if such Credit Party is a partnership and one or more direct or indirect partners of such Credit Party are claiming the portfolio interest exemption, such Credit Party may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner; and

(C) any Foreign Credit Party, to the extent it is legally entitled to do so, shall deliver to the Issuer and the Administrative Agent (in such number of copies as shall be requested by the recipient), from time to time upon the reasonable request of the Issuer or the Administrative Agent, executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Issuer or the Administrative Agent to determine the withholding or deduction required to be made; or

(D) if a payment made to a Credit Party under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Credit Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Credit Party shall deliver to the Issuer and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Issuer or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Issuer or the Administrative Agent as may be necessary for the Issuer and the Administrative Agent to comply with their obligations under FATCA and to determine that such Credit Party has complied with such Credit Party’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with FATCA.

(iii) Each Credit Party agrees that if any form or certification it previously delivered pursuant to this Section 5.03 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Issuer and the Administrative Agent in writing of its legal inability to do so.

(g) [Reserved].

(h) Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Credit Party or any other Affected person, the termination of the Commitments and the repayment, satisfaction or discharge of all the Issuer Obligations and the Servicer’s obligations hereunder.

(i) Tax Benefit. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of, or credit with respect to, any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03 (any such refund or credit, a “Tax Benefit”), it shall pay to the indemnifying party an amount equal to such Tax Benefit (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such Tax Benefit), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such Tax Benefit). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such Tax Benefit to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (i), in no event will the indemnified party be require to pay any amount to an indemnifying party pursuant to this paragraph (i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payment of additional amounts giving rise to such Tax Benefit had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(j) Intended Tax Treatment. Notwithstanding anything to the contrary herein or in any other Transaction Document, all parties to this Agreement covenant and agree to treat each Note and each Advance as debt secured by the Pool Receivables and Related Rights (and all Interest as interest) for all U.S. federal and applicable state, local and franchise tax purposes and agree not to take any position on any tax return inconsistent with the foregoing unless otherwise required by a Change in Law occurring after the date hereof with respect to an Advance made after such date, a closing agreement with an applicable taxing authority, or a final, non-appealable judgment of a court of competent jurisdiction.

SECTION 5.04. Inability to Determine LMIR; Change in Legality.

(a) If any Purchaser shall have determined (which determination shall be conclusive and binding upon the parties hereto) on any day, by reason of circumstances affecting the interbank Eurodollar market, either that: (i) dollar deposits in the relevant amounts and for the relevant day are not available, (ii) adequate and reasonable means do not exist for ascertaining LMIR for such day or (iii) LMIR determined pursuant hereto does not accurately reflect the cost to such Purchaser (as conclusively determined by such Purchaser) of maintaining any Portion of Note Balance during such day, such Purchaser shall promptly give telephonic notice of such determination, confirmed in writing, to the Issuer on such day. Upon delivery of such notice: (i) no Portion of Note Balance shall be funded thereafter at the Bank Rate determined by reference to LMIR unless and until such Purchaser shall have given notice to the Issuer that the circumstances giving rise to such determination no longer exist and (ii) with respect to any outstanding Portion of Note Balance then funded at the Bank Rate determined by reference to LMIR, such Bank Rate shall automatically and immediately be converted to the Bank Rate determined by reference to the Base Rate.

(b) If on any day, any Purchaser has determined (which determination shall be final and conclusive) that any Change in Law, or compliance by such Purchaser with any Change in Law, shall make it unlawful or impossible for such Purchaser to fund or maintain any Portion of Note Balance at or by reference to LMIR, such Purchaser shall notify the Issuer and the Administrative Agent thereof. Upon receipt of such notice, until the applicable Purchaser notifies the Issuer and the Administrative Agent that the circumstances giving rise to such determination no longer apply, (i) no Portion of Note Balance shall be funded at or by reference to LMIR and (ii) the Interest for any Note Balance then funded at the Bank Rate determined by reference to LMIR shall automatically and immediately be converted to the Bank Rate determined by reference to the Base Rate.

SECTION 5.05. Security Interest.

(a) As security for the performance by the Issuer of all the terms, covenants and agreements on the part of the Issuer to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of the Aggregate Note Balance and all Interest in respect of the Notes and all other Issuer Obligations, the Issuer hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, a continuing security interest in, all of the Issuer’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising (collectively, the “Collateral”): (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Boxes and Lock-Box Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Boxes and Lock-Box Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Issuer under the Purchase and Sale Agreement and (vi) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.

The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Collateral, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC. The Issuer hereby authorizes the Administrative Agent to file financing statements describing as the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.

Immediately upon the occurrence of the Final Payout Date, the Collateral shall be automatically released from the lien created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Purchasers and the other Credit Parties hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Issuer; provided, however, that promptly following written request therefor by the Issuer delivered to the Administrative Agent following any such termination, and at the sole expense of the Issuer, the Administrative Agent shall authorize or execute, as applicable, and deliver to the Issuer UCC termination statements and such other documents as the Issuer shall reasonably request to evidence such termination.

ARTICLE VI

CONDITIONS TO EFFECTIVENESS AND ADVANCES

SECTION 6.01. Conditions Precedent to Effectiveness and the Initial Advance. This Agreement shall become effective as of the Closing Date when (a) the Administrative Agent shall have received each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables listed on the closing memorandum attached as Exhibit H hereto, in each case, in form and substance acceptable to the Administrative Agent and (b) all fees and expenses payable by the Issuer on the Closing Date to the Credit Parties have been paid in full in accordance with the terms of the Transaction Documents.

SECTION 6.02. Conditions Precedent to All Advances. Each Advance hereunder on or after the Closing Date shall be subject to the conditions precedent that:

(a) the Issuer shall have delivered to the Administrative Agent and each Purchaser an Advance Request for such Advance, in accordance with Section 2.02(a);

(b) the Servicer shall have delivered to the Administrative Agent and each Purchaser all Information Packages required to be delivered hereunder;

(c) the conditions precedent to such Advance specified in Section 2.01(b)(i) through (iv), shall be satisfied;

(d) on the date of such Advance the following statements shall be true and correct (and upon the occurrence of such Advance, the Issuer and the Servicer shall be deemed to have represented and warranted, as to itself only and not as to the other, that such statements are then true and correct and as to clauses (ii) and (iv), such representations and warranties by the Servicer shall be deemed to have been given to the knowledge of the Servicer):

(i) the representations and warranties of the Issuer and the Servicer contained in Sections 7.01 and 7.02 are true and correct in all material respects on and as of the date of such Advance as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii) no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such Advance;

(iii) no Borrowing Base Deficit exists or would exist after giving effect to such Advance;

(iv) the Termination Date has not occurred; and

(v) the Issuer shall have delivered to the Administrative Agent and each Purchaser, duly executed counterparts of the Deposit Account Control Agreement by and among the Issuer, as the lien grantor, the Servicer, as servicer, the Administrative Agent, as secured party, and Citibank, N.A., as the depositary bank.

SECTION 6.03. Conditions Precedent to All Reinvestments. Each Reinvestment hereunder on or after the Closing Date shall be subject to the conditions precedent that:

(a) after giving effect to such Reinvestment, the Servicer shall be holding in trust for the benefit of the Secured Parties an amount of Collections sufficient to pay the sum of (x) all accrued and unpaid Servicing Fees, Interest, Fees and Breakage Fees, (y) the amount of any Borrowing Base Deficit and (z) the amount of all other accrued and unpaid Issuer Obligations;

(b) the Issuer shall use the proceeds of such Reinvestment solely to pay the purchase price for Receivables purchased by the Issuer in accordance with the terms of the Purchase and Sale Agreement; and

(c) on the date of such Reinvestment the following statements shall be true and correct (and upon the occurrence of such Reinvestment, the Issuer and the Servicer shall be deemed to have represented and warranted, as to itself only and not as to the other, that such statements are then true and correct and as to clauses (ii) and (iii), such representations and warranties by the Servicer shall be deemed to have been given to the knowledge of the Servicer):

(i) the representations and warranties of the Issuer and the Servicer contained in Sections 7.01 and 7.02 are true and correct in all material respects on and as of the date of such Reinvestment as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii) no Event of Default has occurred and is continuing, and no Event of Default would result from such Reinvestment; and

(iii) the Termination Date has not occurred.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

SECTION 7.01. Representations and Warranties of the Issuer. The Issuer represents and warrants as of the Closing Date, on each Settlement Date and on each day on which an Advance shall have occurred:

(a) Organization and Good Standing. The Issuer is a securitization company organized as a private limited liability company (société à responsabilité limitée) and validly existing in good standing under the laws of Luxembourg, including, without limitation, the Securitisation Act 2004, and has full power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b) Due Qualification. The Issuer is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization. The Issuer (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) grant a security interest in the Collateral to the Administrative Agent on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.

(d) Binding Obligations. This Agreement and each of the other Transaction Documents to which the Issuer is a party constitutes legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law and (iii) subject to mandatory law provisions.

(e) No Conflict or Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which it is a party, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument to which the Issuer is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Collateral pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law.

(f) Litigation and Other Proceedings. (i) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Issuer, threatened, against the Issuer before any Governmental Authority and (ii) the Issuer is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the grant of a security interest in any Collateral by the Issuer to the Administrative Agent, the ownership or acquisition by the Issuer of any Pool Receivables or other Collateral or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that could materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect.

(g) Governmental Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority that are required to be obtained by the Issuer in connection with the grant of a security interest in the Collateral to the Administrative Agent hereunder or the due execution, delivery and performance by the Issuer of this Agreement or any other Transaction Document to which it is a party and the consummation by the Issuer of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect.

(h) Margin Regulations. The Issuer is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System).

(i) Taxes. (i) The Issuer has filed all material Tax returns and reports required by Applicable Law to have been filed by it and has paid all Taxes, assessments and governmental charges thereby owing by it, other than any such Taxes, assessments or charges that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established; (ii) the Issuer is classified as an association taxable as a corporation for U.S. federal income tax purposes; (iii) the Issuer is a resident of Luxembourg and, to the extent the Purchasers comply with Section 14.03(b)(iv) and Section 14.03(e)(ii), the Issuer is eligible for all the treaty benefits conferred by the U.S.-Luxembourg Income Tax Treaty; (iv) the Issuer is not subject to tax on a net income basis in any jurisdiction other than Luxembourg; (v) any payment or distribution made to the Issuer is exempt from the imposition of any withholding Taxes and (vi) under the laws of Luxembourg, it is not necessary that any stamp, registration or similar Taxes or duties (excluding, for the avoidance of doubt, VAT) be paid on or in relation to this Agreement, the Transaction Documents or any of them or on or in relation to the issuance and purchase of the Notes pursuant to this Agreement.

(j) Solvency. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, the Issuer is Solvent.

(k) Offices; Legal Name. The Issuer’s sole jurisdiction of organization is Luxemburg and such jurisdiction has not changed within four months prior to the date of this Agreement. The office of the Issuer is located at the applicable address specified on Schedule III hereto. The legal name of the Issuer is Mallinckrodt Securitization S.à r.l.

(l) Investment Company Act. The Issuer is not, and is not controlled by, an “investment company” registered or required to be registered under the Investment Company Act, and the Issuer does not rely on the exemption from the definition of “investment company” in Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act.

(m) No Material Adverse Effect. Since the date of formation of the Issuer there has been no Material Adverse Effect with respect to the Issuer.

(n) Accuracy of Information. All Information Packages, Weekly Reports, Advance Requests, certificates, reports, statements, documents and other information furnished to the Administrative Agent or any other Credit Party by or on behalf of the Issuer pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Credit Party.

(o) No Sanctions. No Covered Entity is a Sanctioned Person. No Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(p) [Reserved].

(q) Perfection Representations.

(i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Issuer’s right, title and interest in, to and under the Collateral which (A) security interest has been perfected and is enforceable against creditors of and purchasers from the Issuer and (B) will be free of all Adverse Claims in such Collateral.

(ii) The Receivables constitute “accounts”, “general intangibles”, “chattel paper” or “instruments” within the meaning of Section 9-102 of the UCC.

(iii) The Issuer owns and has good and marketable title to the Collateral free and clear of any Adverse Claim of any Person.

(iv) All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) (A) the sale of the Receivables and Related Security from (I) if applicable, the Sub-Originator to Mallinckrodt pursuant to the Sale Agreement and (II) each Originator to the Issuer pursuant to the Purchase and Sale Agreement and (B) the Administrative Agent’s security interest in the Collateral.

(v) Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Issuer has not pledged,

assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral except as permitted by this Agreement and the other Transaction Documents. The Issuer has not authorized the filing of and is not aware of any financing statements filed against the Issuer that include a description of collateral covering the Collateral other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated. The Issuer is not aware of any judgment lien, ERISA lien or tax lien filings against the Issuer.

(vi) Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 7.01(q) shall be continuing and remain in full force and effect until the Final Payout Date.

(r) The Lock-Boxes and Lock-Box Accounts.

(i) Nature of Lock-Box Accounts. Each Lock-Box Account constitutes a “deposit account” within the meaning of the applicable UCC.

(ii) Ownership. Each Lock-Box and Lock-Box Account is in the name of the Issuer, and the Issuer owns and has good and marketable title to the Lock-Box Accounts free and clear of any Adverse Claim.

(iii) Perfection. The Issuer has delivered to the Administrative Agent a fully executed Lock-Box Agreement relating to each Lock-Box and Lock-Box Account, pursuant to which each applicable Lock-Box Bank has agreed to comply with the instructions originated by the Administrative Agent directing the disposition of funds in such Lock-Box and Lock-Box Account without further consent by the Issuer, the Servicer or any other Person. The Administrative Agent has “control” (as defined in § 9-104 of the UCC) over each Lock-Box Account.

(iv) Instructions. Neither the Lock-Boxes nor the Lock-Box Accounts are in the name of any Person other than the Issuer. Neither the Issuer nor the Servicer has consented to the applicable Lock-Box Bank complying with instructions of any Person other than the Administrative Agent.

(s) Ordinary Course of Business. Each remittance of Collections by or on behalf of the Issuer to the Credit Parties under this Agreement will have been (i) in payment of a debt incurred by the Issuer in the ordinary course of business or financial affairs of the Issuer and (ii) made in the ordinary course of business or financial affairs of the Issuer and the Purchasers.

(t) Compliance with Law. The Issuer has complied in all material respects with all Applicable Laws to which it may be subject.

(u) Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.

(v) Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance as of any date is an Eligible Receivable as of such date.

(w) Opinions. The facts regarding the Issuer, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(x) Notes. Each Note has been duly and validly authorized, and, when executed and authenticated in accordance with the terms of this Agreement, and delivered to and paid for in accordance with this Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of this Agreement.

(y) Other Transaction Documents. Each representation and warranty made by the Issuer under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made.

(z) Center of main interests. The Issuer conducts its business and affairs so that it has its center of main interests, as that term is used in Article 3(1) of the EU Insolvency Regulation, in Luxembourg, and has no “establishment”, as that term is used in Article 2(h) of the EU Insolvency Regulation or branch office in any other jurisdiction than Luxembourg.

(aa) Reaffirmation of Representations and Warranties. On the date of each Advance, on the date of each Reinvestment, on each Settlement Date and on the date each Information Package, Weekly Report or other report is delivered to the Administrative Agent or any Purchaser hereunder, the Issuer shall be deemed to have certified that (i) all representations and warranties of the Issuer hereunder are true and correct in all material respects on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such date) and (ii) no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from such Advance or Reinvestment.

Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Section shall be continuing, and remain in full force and effect until the Final Payout Date.

SECTION 7.02. Representations and Warranties of the Servicer. The Servicer represents and warrants as of the Closing Date, on each Settlement Date and on each day on which an Advance shall have occurred:

(a) Organization and Good Standing. The Servicer is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware, with the power and authority under its organizational documents and under the laws of the State of Delaware to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b) Due Qualification. The Servicer is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization. The Servicer has all necessary power and authority to (i) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (ii) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Servicer by all necessary action.

(d) Binding Obligations. This Agreement and each of the other Transaction Documents to which it is a party constitutes legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Conflict or Violation. The execution and delivery of this Agreement and each other Transaction Document to which the Servicer is a party, the performance of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms of this Agreement and the other Transaction Documents by the Servicer will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the organizational documents of the Servicer or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Servicer is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.

(f) Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to the Servicer’s knowledge threatened, against the Servicer before any Governmental Authority: (i) asserting the invalidity of this Agreement or any of the other Transaction Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document; or (iii) seeking any determination or ruling that could materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents.

(g) No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Agreement or any other Transaction Document to which it is a party that has not already been obtained or the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

(h) Compliance with Applicable Law. The Servicer (i) shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Pool Receivables and the related Contracts, (ii) has maintained in effect all qualifications required under Applicable Law in order to properly service the Pool Receivables and (iii) has complied in all material respects with all Applicable Law in connection with servicing the Pool Receivables.

(i) Accuracy of Information. All Information Packages, Weekly Reports, Advance Requests, certificates, reports, statements, documents and other information furnished to the Administrative Agent or any other Credit Party by the Servicer pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Credit Party.

(j) Location of Records. The offices where the initial Servicer keeps all of its records relating to the servicing of the Pool Receivables are located at 675 McDonnell Boulevard, Hazelwood, MO 63042.

(k) Credit and Collection Policy. The Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contracts.

(l) Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance as of any date is an Eligible Receivable as of such date.

(m) Servicing Programs. No license or approval is required for the Administrative Agent’s use of any software or other computer program used by the Servicer, any Originator, the Sub-Originator or any Sub-Servicer in the servicing of the Pool Receivables, other than those which have been obtained and are in full force and effect.

(n) Servicing of Pool Receivables. Since the Closing Date there has been no material adverse change in the ability of the Servicer or any Sub-Servicer to service and collect the Pool Receivables and the Related Security.

(o) Other Transaction Documents. Each representation and warranty made by the Servicer under each other Transaction Document to which it is a party (including, without limitation, the Purchase and Sale Agreement) is true and correct in all material respects as of the date when made.

(p) No Material Adverse Effect. Since December 31, 2013 there has been no Material Adverse Effect with respect to the Servicer.

(q) [Reserved].

(r) No Sanctions. No Covered Entity is a Sanctioned Person. No Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(s) [Reserved].

(t) Financial Condition. The consolidated balance sheets of Mallinckrodt PLC and its consolidated Subsidiaries as of March 28, 2014 and the related statements of income and shareholders’ equity of Mallinckrodt PLC and its consolidated Subsidiaries for the fiscal quarter then ended, copies of which have been furnished to the Administrative Agent and the Purchasers, present fairly in all material respects the consolidated financial position of Mallinckrodt PLC and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP.

(u) [Reserved].

(v) Taxes. The Servicer has filed all material tax returns and reports required by Applicable Law to have been filed by it and has paid all material Taxes, assessments and governmental charges thereby owing by it, other than any such Taxes, assessments or charges that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established.

(w) Opinions. The facts regarding the Servicer set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(x) Reaffirmation of Representations and Warranties. On the date of each Advance, on the date of each Reinvestment, on each Settlement Date and on the date each Information Package, Weekly Report or other report is delivered to the Administrative Agent or any Purchaser hereunder, the Servicer shall be deemed to have certified that (i) all representations and warranties of the Servicer hereunder are true and correct in all material respects on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such date) and (ii) to the knowledge of the Servicer, no Event of Default or an Unmatured Event of Default has occurred and is continuing or will result from such Advance or Reinvestment.

SECTION 7.03. Representations and Warranties of the Purchasers. Each Purchaser represents and warrants as of the Closing Date:

(a) Due Authorization. Such Purchaser is duly authorized to enter into and perform this Agreement and has duly executed and delivered this Agreement.

(b) Not for Distribution. Such Purchaser is purchasing its Note solely for its own account as principal and not as nominee or agent for any other Person, for investment and not with a view to, or for offer or sale in connection with, any distribution (within the meaning of the Securities Act) or fractionalization thereof or with any intention of distributing or reselling its Note or any part thereof, without prejudice, however, to the disposition of its property being at all times within its control.

(c) Acknowledgments. Such Purchaser acknowledges that it has been advised by the Issuer, and hereby agrees, that: (i) the Notes have not been registered under the Securities Act and, therefore, cannot be sold unless they are (x) registered under the Securities Act or are sold pursuant to an exemption from the registration provisions of the Securities Act and (y) sold in compliance with any applicable state securities or “Blue Sky” laws, (ii) a legend as to such restrictions on transfer will be placed on the Notes, (iii) other than transfers to other Purchasers, it may be necessary for it to hold its Note indefinitely and to continue to bear the economic risk of the investment in the Notes unless the Notes are subsequently registered under the Securities Act or exemptions from registration under the Securities Act and any applicable state securities or “Blue Sky” laws are available and (iv) it has no right to require the Issuer, the Servicer or any Affiliate thereof to register under the Securities Act or any other securities law any Note.

(d) Accredited Investor. Such Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and it is able and prepared to bear the economic risk of investing in, the Notes.

(e) ERISA. Such Purchaser is not acquiring the Notes (or any interest therein) with the plan assets of or on behalf of an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, a “plan” as described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, an entity deemed to hold plan assets of any of the foregoing, or a governmental, church or other plan subject to applicable law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code.

(f) Transferee. Such Purchaser will obtain from any transferee of the Notes (or any interest therein) substantially the same representations, warranties and agreements contained in this Section 7.03.

Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section shall be continuing, and remain in full force and effect until the Final Payout Date.

ARTICLE VIII

COVENANTS

SECTION 8.01. Covenants of the Issuer. At all times from the Closing Date until the Final Payout Date:

(a) Payment of Principal and Interest. The Issuer shall duly and punctually pay the Note Balance of each Note, Interest, Fees and all other amounts payable by the Issuer hereunder in accordance with the terms of this Agreement.

(b) Existence. The Issuer shall keep in full force and effect its existence and rights as a securitization company organized as a private limited liability company (société à responsabilité limitée) under the laws of Luxembourg, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and the Collateral.

(c) Financial Reporting. The Issuer will maintain a system of accounting established and administered in accordance with GAAP, and the Issuer shall furnish to the Administrative Agent and each Purchaser:

(i) Annual Financial Statements of the Issuer. Promptly upon completion and in no event later than 120 days after the close of each fiscal year of the Issuer, annual audited financial statements of the Issuer certified by the board of directors of the Issuer that they fairly present in all material respects, in accordance with GAAP, the financial condition of the Issuer as of the date indicated and the results of its operations for the periods indicated.

(ii) Information Packages. As soon as available and in any event not later than two (2) Business Days prior to each Settlement Date, an Information Package as of the most recently completed Fiscal Month.

(iii) Weekly Reports. As soon as available and in any event not later than the second Business Day of each calendar week, a Weekly Report as of the most recently completed calendar week, but only so long as (A) a Ratings Event shall have occurred and is continuing as of such date and (B) the delivery of Weekly Reports has been requested by the Majority Purchasers following the occurrence of such Ratings Event.

(iv) Other Information. Such other information (including non-financial information) as the Administrative Agent or any Purchaser may from time to time reasonably request.

(v) Quarterly Financial Statements of Mallinckrodt PLC. As soon as available and in no event later than 60 days following the end of each of the first three fiscal quarters in each of Mallinckrodt PLC’s fiscal years, (i) the unaudited consolidated balance sheet and statements of income of Mallinckrodt PLC and its consolidated

Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of earnings and cash flows for such fiscal quarter and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter, in each case setting forth comparative figures for the corresponding fiscal quarter in the prior fiscal year, all of which shall be certified by a Financial Officer of Mallinckrodt PLC that they fairly present in all material respects, in accordance with GAAP, the financial condition of Mallinckrodt PLC and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal quarter.

(vi) Annual Financial Statements of Mallinckrodt PLC. Within 120 days after the close of each of Mallinckrodt PLC’s fiscal years, the consolidated balance sheet of Mallinckrodt PLC and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of earnings and cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year, all reported on by independent certified public accountants of recognized national standing (without a “going concern” or like qualification or exception) to the effect that such consolidated financial statements present fairly in all material respects, in accordance with GAAP, the financial condition of Mallinckrodt PLC and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods indicated.

(vii) Other Reports and Filings. Promptly (but in any event within thirty days) after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which Parent or any of its consolidated Subsidiaries shall publicly file with the SEC or deliver to holders (or any trustee, agent or other representative therefor) of any of its material Debt pursuant to the terms of the documentation governing the same.

(viii) Notwithstanding anything herein to the contrary, any financial information, proxy statements or other material required to be delivered pursuant to this paragraph (c) shall be deemed to have been furnished to each of the Administrative Agent and each Purchaser on the date that such report, proxy statement or other material is posted on the SEC’s website at www.sec.gov.

(d) Notices. The Issuer will notify the Administrative Agent and each Purchaser in writing of any of the following events promptly upon (but in no event later than two (2) Business Days after) a Financial Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i) Notice of Events of Default or Unmatured Events of Default. A statement of a Financial Officer of the Issuer setting forth details of any Event of Default or Unmatured Event of Default that has occurred and is continuing and the action which the Issuer proposes to take with respect thereto.

(ii) Representations and Warranties. The failure of any representation or warranty made or deemed to be made by the Issuer under this Agreement or any other Transaction Document to be true and correct in any material respect when made.

(iii) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding on the Issuer, the Servicer, the Sub-Originator or any Originator, which with respect to any Person other than the Issuer, could reasonably be expected to have a Material Adverse Effect.

(iv) Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Collateral or any portion thereof, (B) any Person other than the Issuer, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Lock-Box Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.

(v) Name Changes. At least thirty (30) days before any change in any Originator’s, the Sub-Originator’s or the Issuer’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof.

(vi) Change in Accountants or Accounting Policy. Any change in (i) the external accountants of the Issuer, the Servicer, the Sub-Originator, any Originator or the Parent, (ii) any accounting policy of the Issuer or (iii) any material accounting policy of the Sub-Originator or any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which the Sub-Originator or any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).

(vii) Purchase and Sale Termination Date. The occurrence of the Purchase and Sale Termination Date under, and as defined in, the Purchase and Sale Agreement.

(viii) Material Adverse Change. Any change in the business, operations, property or financial or other condition of the Issuer, the Servicer, the Parent, the Sub-Originator or any Originator which could reasonably be likely to have a Material Adverse Effect.

(ix) Ratings Event. The occurrence of a Ratings Event.

(e) Conduct of Business. The Issuer will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in Luxembourg and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(f) Compliance with Laws. The Issuer will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(g) Furnishing of Information and Inspection of Receivables. The Issuer will furnish or cause to be furnished to the Administrative Agent and each Purchaser from time to time such information with respect to the Pool Receivables and the other Collateral as the Administrative Agent or any Purchaser may reasonably request. The Issuer will, at the Issuer’s expense, during regular business hours with prior written notice (i) permit the Administrative Agent and each Purchaser or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral, (B) visit the offices and properties of the Issuer for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Collateral or the Issuer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Issuer having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Issuer’s expense, upon prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to such Pool Receivables and other Collateral; provided, that the Issuer shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (i) above in any twelve-month period and only one (1) such review pursuant to clause (ii) above in any twelve-month period, in each case unless an Event of Default has occurred and is continuing. If in connection with any audit or review conducted in accordance with clause (i) or (ii) above, the Administrative Agent or any Purchaser discover any other material deviations in the computation or reporting of the Contractual Dilution Accrual, Deemed Collection or the Dilution Ratio, then in either case, the Issuer shall either (A) promptly consent to an amendment of this Agreement or any other Transaction Document reasonably requested by the Administrative Agent or any Purchaser, amending one or more of (I) the definition of Contractual Dilution Accrual, Deemed Collection, the Dilution Ratio or Net Receivables Pool Balance, (II) the Dilution Ratio threshold set forth in Section 10.01, (III) Sections 8.01(y), 8.02(n) and 8.02(o) of this Agreement or (IV) such other definitions included in, and provisions of, this Agreement or any other Transaction Document that are reasonably requested by the Administrative Agent or any Purchaser or (B) promptly repay in full the Note Balance of each Purchaser’s Note and consent to the deemed occurrence of the Maturity Date under this Agreement on such date selected by the Administrative Agent, in its sole discretion, which date shall be no early than 10 Business Days following receipt by the Issuer of notice thereof from the Administrative Agent.

(h) Payments on Receivables; Lock-Box Accounts. The Issuer will, and will instruct the Sub-Originator and each Originator to, at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account or a Lock-Box. The Issuer will, and will instruct the Sub-Originator and each Originator to, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Servicer, the Sub-Originator and the Originators. If any payments on the Pool Receivables or other Collections are received by the Issuer, it shall hold such payments in trust for the benefit of the Administrative Agent, the Purchasers and the other Secured Parties and promptly (but in any event within one (1) Business

Day after receipt) remit such funds into a Lock-Box Account. The Issuer will instruct each Lock-Box Bank to comply with the terms of each applicable Lock-Box Agreement. The Issuer shall not permit funds other than Collections on Pool Receivables and other Collateral to be deposited into any Lock-Box Account. If such funds are nevertheless deposited into any Lock-Box Account, the Issuer will within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds. The Issuer will not, and will instruct the Servicer, the Sub-Originator and each Originator not to, commingle Collections or other funds to which the Administrative Agent, any Purchaser or any other Secured Party is entitled, with any other funds. The Issuer shall only add a Lock-Box Account (or a related Lock-Box) or a Lock-Box Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of a Lock-Box Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Lock-Box Bank. The Issuer shall only terminate a Lock-Box Bank or close a Lock-Box Account (or a related Lock-Box) with the prior written consent of the Administrative Agent.

(i) Sales, Liens, etc. Except as otherwise provided herein, the Issuer will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or other Collateral, or assign any right to receive income in respect thereof.

(j) Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 9.02, the Issuer will not, and will not permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Issuer shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract, except to the extent non-compliance would not reasonably be likely to have a Material Adverse Effect.

(k) Change in Credit and Collection Policy. The Issuer will provide written notice to the Administrative Agent and each Purchaser at least 30 days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy. Promptly following any change in the Credit and Collection Policy, the Issuer will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent and each Purchaser.

(l) Fundamental Changes. The Issuer shall not, without the prior written consent of the Administrative Agent and the Majority Purchasers, permit itself (i) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or (ii) to be directly owned by any Person other than Parent. The Issuer shall provide the Administrative Agent with at least 30 days’ prior written notice before making any change in the Issuer’s name or location or making any other change in the Issuer’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or any other Transaction Document “seriously misleading” as such term (or similar term) is used in the applicable UCC; each notice to the Administrative Agent and the Purchasers pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof.

(m) Books and Records. The Issuer shall maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(n) Identifying of Records. The Issuer shall: (i) identify its master data processing records relating to Pool Receivables and related Contracts with a legend that indicates that the Pool Receivables have been pledged in accordance with this Agreement and (ii) instruct the Sub-Originator and each Originator so to identify its master data processing records with such a legend.

(o) Change in Payment Instructions to Obligors. The Issuer shall not (and shall not permit the Servicer or any Sub-Servicer to) add, replace or terminate any Lock-Box Account (or any related Lock-Box) or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Lock-Box Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Lock-Box Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Lock-Box Agreement (or an amendment thereto) with respect to such new Lock-Box Account (or any related Lock-Box), and the Administrative Agent shall have consented to such change in writing.

(p) Security Interest, Etc. The Issuer shall, at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable first priority perfected security interest in the Collateral, in each case free and clear of any Adverse Claim, in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Issuer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. The Issuer shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Issuer to file such financing statements under the UCC. Notwithstanding anything else in the Transaction Documents to the contrary, the Issuer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.

(q) Certain Agreements. Without the prior written consent of the Administrative Agent and the Majority Purchasers, the Issuer will not agree to amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of the Issuer’s organizational documents which requires the consent of the “Independent Director” (as such term is used in the Issuer’s certificate of formation and private liability company agreement).

(r) Restricted Payments. (i) Except pursuant to clause (ii) below, the Issuer will not: (A) purchase or redeem any of its membership interests, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).

(ii) Subject to the limitations set forth in clause (iii) below, the Issuer may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Issuer may make cash payments (including prepayments) on the Subordinated Notes in accordance with their respective terms and (B) the Issuer may declare and pay dividends if, both immediately before and immediately after giving effect thereto, the Issuer’s Net Worth is not less than the Required Capital Amount.

(iii) The Issuer may make Restricted Payments only out of the funds, if any, it receives pursuant to Sections 4.01 of this Agreement; provided that the Issuer shall not pay, make or declare any Restricted Payment (including any dividend) if, after giving effect thereto, any Event of Default or Unmatured Event of Default shall have occurred and be continuing.

(s) Other Business. The Issuer will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances) other than pursuant to this Agreement or the Subordinated Notes or (iii) form any Subsidiary or make any investments in any other Person.

(t) Use of Collections Available to the Issuer. The Issuer shall apply the Collections available to the Issuer to make payments in the following order of priority: (i) the payment of its obligations under this Agreement and each of the other Transaction Documents (other than the Subordinated Notes), (ii) the payment of accrued and unpaid interest on the Subordinated Notes and (iii) other legal and valid purposes.

(u) Further Assurances; Change in Name or Jurisdiction of Origination, etc. (i) The Issuer hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce the Secured Parties’ rights and remedies under this Agreement and the other Transaction Document. Without limiting the foregoing, the Issuer will, upon the request of the Administrative Agent, at the Issuer’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

(ii) The Issuer authorizes the Administrative Agent to file financing statements, continuation statements and amendments thereto and assignments thereof, relating to the Receivables, the Related Security, the related Contracts, Collections with respect thereto and the other Collateral.

(iii) The Issuer shall at all times be organized under the laws of Luxembourg and shall not take any action to change its jurisdiction of organization.

(iv) The Issuer will not change its name, location, identity or corporate structure unless (x) the Issuer, at its own expense, shall have taken all action necessary or appropriate to perfect or maintain the perfection of the security interest under this Agreement (including, without limitation, the filing of all financing statements and the taking of such other action as the Administrative Agent may reasonably request in connection with such change or relocation) and (y) if requested by the Administrative Agent, the Issuer shall cause to be delivered to the Administrative Agent, an opinion, in form and substance satisfactory to the Administrative Agent as to such UCC perfection and priority matters as the Administrative Agent may request at such time.

(v) The Issuer will conduct its business and affairs such that, at all times, its center of main interests for the purposes of the Insolvency Regulation shall be and remain in Luxembourg.

(v) Anti-Money Laundering/International Trade Law Compliance. The Issuer shall not become a Sanctioned Person. The Issuer, either in its own right or through any third party, will not (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay the Issuer Obligations will not be derived from any unlawful activity. The Issuer shall comply with all Anti-Terrorism Laws. The Issuer shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event.

(w) [Reserved].

(x) Issuer’s Net Worth. The Issuer shall not permit the Issuer’s Net Worth to be less than the Required Capital Amount.

(y) Change in Contractual Dilution Accrual. The Issuer will not make any material change in the methodology used to calculate the Contractual Dilution Accrual without providing the Administrative Agent and the Majority Purchasers 30 days’ prior written notice thereof.

(z) Tax.

(i) The Issuer shall not take (or permit any other Person to take) any action that could (or could reasonably be expected to) cause the Issuer to (A) cease being eligible for all the treaty benefits conferred by the U.S.-Luxembourg Income Tax Treaty or (B) become subject to tax on a net income basis in any jurisdiction other than Luxembourg.

(ii) The Issuer shall not take (or permit any other Person to take) any action that could (or could reasonably be expected to) cause payments or distributions made to the Issuer will become subject to the imposition of any withholding Taxes.

SECTION 8.02. Covenants of the Servicer. At all times from the Closing Date until the Final Payout Date:

(a) Financial Reporting. The Servicer will maintain a system of accounting established and administered in accordance with GAAP, and the Servicer shall furnish to the Administrative Agent and each Purchaser:

(i) Compliance Certificates. (a) A compliance certificate promptly upon completion of the annual report of the Servicer and in no event later than 120 days after the close of the Servicer’s fiscal year, in form and substance substantially similar to Exhibit G signed by its chief accounting officer or treasurer solely in their capacities as officers of the Servicer stating that, to their knowledge, no Event of Default or Unmatured Event of Default has occurred and is continuing, or if any Event of Default or Unmatured Event of Default has occurred and is continuing, stating the nature and status thereof and (b) within 45 days after the close of each fiscal quarter of the Servicer, a compliance certificate in form and substance substantially similar to Exhibit G signed by its chief accounting officer or treasurer solely in their capacities as officers of the Servicer stating that, to their knowledge, no Event of Default or Unmatured Event of Default has occurred and is continuing, or if any Event of Default or Unmatured Event of Default has occurred and is continuing, stating the nature and status thereof.

(ii) Information Packages. As soon as available and in any event not later than two (2) Business Days prior to each Settlement Date, an Information Package as of the most recently completed Fiscal Month.

(iii) Weekly Reports. As soon as available and in any event not later than the second Business Day of each calendar week, a Weekly Report as of the most recently completed calendar week, but only so long as (A) a Ratings Event shall have occurred and is continuing as of such date and (B) the delivery of Weekly Reports has been requested the Majority Purchasers following the occurrence of such Ratings Event.

(iv) Other Information. Such other information (including non-financial information) available to the Servicer as the Administrative Agent or any Purchaser may from time to time reasonably request.

(v) Notwithstanding anything herein to the contrary, any financial information, proxy statements or other material required to be delivered pursuant to this paragraph (a) shall be deemed to have been furnished to each of the Administrative Agent and each Purchaser on the date that such report, proxy statement or other material is posted on the SEC’s website at www.sec.gov.

(b) Notices. The Servicer will notify the Administrative Agent and each Purchaser in writing of any of the following events promptly upon (but in no event later than two (2) Business Days after) a Financial Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i) Notice of Events of Default or Unmatured Events of Default. A statement of a Financial Officer of the Servicer setting forth details of any Event of Default or Unmatured Event of Default that has occurred and is continuing and the action, if any, which the Servicer proposes to take with respect thereto.

(ii) Representations and Warranties. The failure of any representation or warranty made or deemed made by the Servicer under this Agreement or any other Transaction Document to be true and correct in any material respect when made.

(iii) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which could reasonably be expected to have a Material Adverse Effect.

(iv) Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Collateral or any portion thereof, (B) any Person other than the Issuer, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Lock-Box Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.

(v) Name Changes. Any change in any Originator’s, the Sub-Originator’s or the Issuer’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof.

(vi) Change in Accountants or Accounting Policy. Any change in (i) the external accountants of the Servicer, (ii) any accounting policy of the Servicer or (iii) any material accounting policy of the Servicer that is relevant to the transactions contemplated by this Agreement or any other Transaction Document.

(vii) Purchase and Sale Termination Date. The occurrence of the Purchase and Sale Termination Date under, and as defined in, the Purchase and Sale Agreement.

(viii) Material Adverse Change. Any change in the business, operations, property or financial or other condition of the Servicer which is reasonably likely to have a Material Adverse Effect.

(ix) Ratings Event. The occurrence of a Ratings Event.

(c) Conduct of Business. The Servicer will do all things necessary to remain duly organized, validly existing and in good standing as a domestic limited liability company in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.

(d) Compliance with Laws. The Servicer will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(e) Furnishing of Information and Inspection of Receivables. The Servicer will furnish or cause to be furnished to the Administrative Agent and each Purchaser from time to time such information with respect to the Pool Receivables and the other Collateral as the Administrative Agent or any Purchaser may reasonably request. The Servicer will, at the Servicer’s expense, during regular business hours with prior written notice, (i) permit the Administrative Agent and each Purchaser or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral, (B) visit the offices and properties of the Servicer for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Collateral or the Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer (provided that representatives of the Servicer are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Servicer’s expense, upon prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Pool Receivables and other Collateral; provided, that the Servicer shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (i) above in any twelve-month period and only one (1) such review pursuant to clause (ii) above in any twelve-month period, in each case unless an Event of Default has occurred and is continuing as a result of any action or inaction on the part of the Servicer or any breach of any representation, warranty, covenant or agreement by the Servicer. If in connection with any audit or review conducted in accordance with clause (i) or (ii) above, the Administrative Agent or any Purchaser discover any other material deviations in the computation or reporting of the Contractual Dilution Accrual, Deemed Collection or the Dilution Ratio, then in either case, the Issuer shall either (A) promptly consent to an amendment of this Agreement or any other Transaction Document reasonably requested by the Administrative Agent or any Purchaser, amending one or more of (I) the definition of Contractual Dilution Accrual, Deemed Collection, the Dilution Ratio or Net Receivables Pool Balance, (II) the Dilution Ratio threshold set forth in Section 10.01, (III) Sections 8.01(y), 8.02(n) and 8.02(o) of this Agreement or (IV) such other definitions included in, and provisions of, this Agreement or any other Transaction Document that are reasonably requested by the Administrative Agent or any Purchaser or (B) promptly repay in full the Note Balance of each Purchaser’s Note and consent to the deemed occurrence of the Maturity Date under this Agreement on such date selected by the Administrative Agent, in its sole discretion, which date shall be no early than 10 Business Days following receipt by the Issuer of notice thereof from the Administrative Agent.

(f) Payments on Receivables; Lock-Box Accounts. The Servicer will at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account or a Lock-Box. The Servicer will, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Servicer, the Sub-Originator and the Originators. If any payments on the Pool Receivables or other Collections are received by the Servicer, it shall hold such payments in trust for the benefit of the Administrative Agent, the Purchasers and the other Secured Parties and promptly (but in any event within one (1) Business Day after receipt) remit such funds into a Lock-Box Account. The Servicer shall not permit funds other than Collections on Pool Receivables and other Collateral to be deposited into any Lock-Box Account. If such funds are nevertheless deposited into any Lock-Box Account, the Servicer will within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds. The Servicer will not commingle Collections or other funds to which the Administrative Agent, any Purchaser or any other Secured Party is entitled, with any other funds. The Servicer shall only add a Lock-Box Account (or a related Lock-Box), or a Lock-Box Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of a Lock-Box Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Lock-Box Bank. The Servicer shall only terminate a Lock-Box Bank or close a Lock-Box Account (or a related Lock-Box) with the prior written consent of the Administrative Agent.

(g) Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 9.02, the Servicer will not alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Servicer shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(h) Change in Credit and Collection Policy. The Servicer will provide written notice to the Administrative Agent and each Purchaser at least 30 days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy. Promptly following any change in the Credit and Collection Policy, the Servicer will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent and each Purchaser.

(i) Books and Records. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(j) Identifying of Records. The Servicer shall identify its master data processing records relating to Pool Receivables and related Contracts with a legend that indicates that the Pool Receivables have been pledged in accordance with this Agreement.

(k) Change in Payment Instructions to Obligors. The Servicer shall not (and shall not permit any Sub-Servicer to) add, replace or terminate any Lock-Box Account (or any related Lock-Box) or make any change in its instructions to the Obligors regarding payments to be made to the Lock-Box Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Lock-Box Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) signed and acknowledged Lock-Box Agreements with respect to such new Lock-Box Accounts (or any related Lock-Box) and the Administrative Agent shall have consented to such change in writing.

(l) Security Interest, Etc. The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest in the Collateral as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Servicer to file such financing statements under the UCC. Notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent. Without limiting the foregoing, the Servicer will, upon the request of the Administrative Agent, at the Servicer’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

(m) [Reserved].

(n) Anti-Money Laundering/International Trade Law Compliance. The Servicer shall not become a Sanctioned Person. The Servicer, either in its own right or through any third party, will not (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay the Servicer Indemnified Amounts will not be derived from any unlawful activity. The Servicer shall comply with all Anti-Terrorism Laws. The Servicer shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event.

(o) Contractual Dilution Accrual. The Servicer shall include in each Information Package delivered to Administrative Agent and each Purchaser, the Contractual Dilution Accrual for the then outstanding Pool Receivables as of the last day of the prior Fiscal Month. The Contractual Dilution Accrual shall be calculated by the Servicer in the ordinary course based on the amount thereof expected to occur with respect to the then outstanding Pool Receivables as reasonably determined by the Servicer and in accordance with the definitions of “Contractual Dilution Accrual”. Additionally, the Servicer shall deliver such other information and reports with respect to the Contractual Dilution Accrual, including a comparison of the Contractual Dilution Accrual to the actual Deemed Collection with respect thereto for each Fiscal Month, in form and substance reasonably satisfactory to the Administrative Agent.

(p) Change in Contractual Dilution Accrual. The Servicer will not make any material change in the methodology used to calculate the Contractual Dilution Accrual without providing the Administrative Agent and the Majority Purchasers 30 days’ prior written notice thereof.

(q) Change in Business, Etc. The Servicer will not (i) make any material change in the character of its business, which change would impair the collectability of any Pool Receivable or (ii) make any change in the Credit and Collection Policy that could reasonably be expected to materially and adversely affect the collectability of the Pool Receivables, the credit quality of any Pool Receivable, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either clause (i) or (ii) above, without the prior written consent of the Administrative Agent and the Majority Purchasers.

SECTION 8.03. Separate Existence of the Issuer. Each of the Issuer and the Servicer hereby acknowledges that the Secured Parties, the Purchasers and the Administrative Agent are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Issuer’s identity as a legal entity separate from any Originator, the Sub-Originator, the Servicer and their Affiliates. Therefore, each of the Issuer and Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrative Agent or any Purchaser to continue the Issuer’s identity as a separate legal entity and to make it apparent to third Persons that the Issuer is an entity with assets and liabilities distinct from those of the Originators, the Sub-Originator, the Servicer and any other Person, and is not a division of the Originators, the Sub-Originator, the Servicer, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, the Issuer shall take such actions as shall be required in order that:

(a) Special Purpose Entity. The Issuer will be a special purpose company whose primary activities are restricted in its certificate of formation to: (i) purchasing or otherwise acquiring from the Originators, owning, holding, granting security interests or selling interests in the Collateral, (ii) entering into agreements for the selling, servicing and financing of the Receivables Pool (including the Transaction Documents) and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities. All activities of the Issuer will be carried out in accordance with the Securitisation Act 2004.

(b) No Other Business or Debt. The Issuer shall not engage in any business or activity except as set forth in this Agreement nor, incur any indebtedness or liability other than as expressly permitted by the Transaction Documents.

(c) Independent Director. Not fewer than one member of the Issuer’s board of directors (the “Independent Director”) shall be a natural person who (i) has never been, and shall at no time be, an equityholder, director, officer, manager, member, partner, officer, employee or associate, or any relative of the foregoing, of any member of the Parent Group (as hereinafter defined) (other than his or her service as an Independent Director of the Issuer or an independent director of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group), (ii) is not a customer or supplier of any member of the Parent Group (other than his or her service as an Independent Director of the Issuer or an independent director of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group), (iii) is not any member of the immediate family of a person described in (i) or (ii) above, and (iv) has (x) prior experience as an independent director for a corporation or limited liability company whose organizational or charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (y) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. For purposes of this clause (c), “Parent Group” shall mean (i) the Parent, the Servicer, the Sub-Originator and each Originator, (ii) each person that directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the membership interests in the Parent, (iii) each person that controls, is controlled by or is under common control with the Parent and (iv) each of such person’s officers, directors, managers, joint venturers and partners. For the purposes of this definition, “control” of a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise. A person shall be deemed to be an “associate” of (A) a corporation or organization of which such person is an officer, director, partner or manager or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (B) any trust or other estate in which such person serves as trustee or in a similar capacity and (C) any relative or spouse of a person described in clause (A) or (B) of this sentence, or any relative of such spouse.

The Issuer shall (A) give written notice to the Administrative Agent of the election or appointment, or proposed election or appointment, of a new Independent Director of the Issuer, which notice shall be given not later than ten (10) Business Days prior to the date such appointment or election would be effective (except when such election or appointment is necessary to fill a vacancy caused by the death, disability, or incapacity of the existing Independent Director, or the failure of such Independent Director to satisfy the criteria for an Independent Director set forth in this clause (c), in which case the Issuer shall provide written notice of such election or appointment within one (1) Business Day) and (B) with any such written notice, certify to the Administrative Agent that the Independent Director satisfies the criteria for an Independent Director set forth in this clause (c).

The Issuer’s private liability company agreement shall provide that the Issuer’s board of directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Issuer unless the Independent Director shall approve the taking of such action in writing before the taking of such action.

The Independent Director shall not at any time serve as a trustee in bankruptcy for the Issuer, the Parent, any Originator, the Sub-Originator, the Servicer or any of their respective Affiliates.

(d) Organizational Documents. The Issuer shall maintain its organizational documents in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its ability to comply with the terms and provisions of any of the Transaction Documents, including, without limitation, Section 8.01(q).

(e) Conduct of Business. The Issuer shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and board of directors’ meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

(f) Compensation. Any employee, consultant or agent of the Issuer will be compensated from the Issuer’s funds for services provided to the Issuer, and to the extent that Issuer shares the same officers or other employees as the Parent (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees. The Issuer will not engage any agents other than its attorneys, accountants, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee.

(g) Servicing and Costs. The Issuer will contract with the Servicer to perform all operations required on a daily basis to service the Receivables Pool. The Issuer will not incur any indirect or overhead expenses for items shared with the Servicer (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Issuer (or any

Affiliate thereof) shares items of expenses not reflected in the Servicing Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered.

(h) Operating Expenses. The Issuer’s operating expenses will not be paid by the Servicer, the Parent, any Originator, the Sub-Originator or any Affiliate thereof.

(i) Stationary. The Issuer will have its own separate stationary.

(j) Books and Records. The Issuer’s books and records will be maintained separately from those of the Servicer, the Parent, the Originators, the Sub-Originator and any of their Affiliates and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of the Issuer.

(k) Disclosure of Transactions. All financial statements of the Servicer, the Parent, the Originators, the Sub-Originator or any Affiliate thereof that are consolidated to include the Issuer will disclose that (i) the Issuer’s sole business consists of the acquisition of the Receivables and Related Rights from the Originators and the subsequent granting of a security interest in such Receivables and Related Rights to the Administrative Agent for the benefit of the Secured Parties, (ii) the Issuer is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Issuer’s assets prior to any assets or value in the Issuer becoming available to the Issuer’s equity holders and (iii) the assets of the Issuer are not available to pay creditors of the Servicer, the Parent, the Originators, the Sub-Originator or any Affiliate thereof.

(l) Segregation of Assets. The Issuer’s assets will be maintained in a manner that facilitates their identification and segregation from those of the Servicer, the Parent, the Originators, the Sub-Originator or any Affiliates thereof.

(m) Corporate Formalities. The Issuer will strictly observe corporate formalities in its dealings with the Servicer, the Parent, the Originators, the Sub-Originator or any Affiliates thereof, and funds or other assets of the Issuer will not be commingled with those of the Servicer, the Parent, the Originators, the Sub-Originator or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. The Issuer shall not maintain joint bank accounts or other depository accounts to which the Servicer, the Parent, the Originators, the Sub-Originator or any Affiliate thereof (other than the Servicer solely in its capacity as such) has independent access. The Issuer is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of the Servicer, the Parent, the Originators, the Sub-Originator or any Subsidiaries or other Affiliates thereof. The Issuer will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Issuer and such Affiliate.

(n) Arm’s-Length Relationships. The Issuer will maintain arm’s-length relationships with the Servicer, the Parent, the Originators, the Sub-Originator and any Affiliates

thereof. Any Person that renders or otherwise furnishes services to the Issuer will be compensated by the Issuer at market rates for such services it renders or otherwise furnishes to the Issuer. Neither the Issuer on the one hand, nor the Servicer, the Parent, any Originator, the Sub-Originator or any Affiliate thereof, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Issuer, the Servicer, the Parent, the Originators, the Sub-Originator and their respective Affiliates will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.

(o) Allocation of Overhead. To the extent that Issuer, on the one hand, and the Servicer, the Parent, any Originator, the Sub-Originator or any Affiliate thereof, on the other hand, have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and the Issuer shall bear its fair share of such expenses.

ARTICLE IX

ADMINISTRATION AND COLLECTION

OF RECEIVABLES

SECTION 9.01. Appointment of the Servicer.

(a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section 9.01. Mallinckrodt is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of an Event of Default, the Administrative Agent may (with the consent of the Majority Purchasers) and shall (at the direction of the Majority Purchasers) remove Mallinckrodt as Servicer and designate as Servicer any Person (including itself) to succeed Mallinckrodt or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

(b) Upon the designation of a successor Servicer as set forth in clause (a) above, Mallinckrodt agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent reasonably determines will facilitate the transition of the performance of such activities to the new Servicer, and Mallinckrodt shall cooperate with and assist such new Servicer in such transition. Such cooperation shall include access to and transfer of records (including all Contracts) related to Pool Receivables and use by the new Servicer of all licenses (or the obtaining of new licenses), hardware or software necessary or reasonably desirable to collect the Pool Receivables and the Related Security.

(c) Mallinckrodt may resign as Servicer or assign its obligations as Servicer upon thirty (30) days prior written notice to the Issuer and the Administrative Agent; provided that no such resignation or assignment shall be effective unless and until (i) a successor Servicer is appointed and shall have accepted such appointment in a writing reasonably satisfactory to the Administrative Agent, (ii) unless such assignment is to an Affiliate of Mallinckrodt, such successor Servicer shall be acceptable to the Administrative Agent and the Majority Purchasers

in their sole and absolute discretion, (iii) counsel to such successor Servicer shall have delivered to the Administrative Agent and each Purchaser an opinion of counsel, in form and substance satisfactory to the Administrative Agent, as to certain corporate and enforceability matters reasonably requested by the Administrative Agent and (iv) the Parent shall have consented to such assignment and acknowledged and agreed that such successor Servicer’s obligations under this Agreement and each of the other Transaction Documents shall constitute “Guaranteed Obligations” for purposes of the Performance Guaranty.

(d) The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Issuer, the Administrative Agent, each Purchaser and each Purchaser shall have the right to look solely to the Servicer for performance, (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrative Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer) and (v) if such Sub-Servicer is not an Affiliate of the Parent, the Administrative Agent and the Majority Purchasers shall have consented in writing in advance to such delegation.

SECTION 9.02. Duties of the Servicer.

(a) The Servicer shall take or cause to be taken all such action as may be necessary or reasonably advisable to service, administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all Applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policy and consistent with the past practices of the Originators and the Sub-Originator. The Servicer shall set aside, for the accounts of each Group, the amount of Collections to which each such Group is entitled in accordance with Article IV hereof. The Servicer may, in accordance with the Credit and Collection Policy and consistent with past practices of the Originators and the Sub-Originator, take such action, including modifications, waivers or restructurings of Pool Receivables and related Contracts, as the Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments expressly permitted under the Credit and Collection Policy or as expressly required under Applicable Laws or the applicable Contract; provided, that solely for purposes of this Agreement: (i) such action shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Secured Party under this Agreement or any other Transaction Document and (iii) if an Event of Default has occurred and is continuing, the Servicer may take such action only upon the prior written consent of the Administrative Agent. The Issuer shall deliver to the Servicer and the Servicer shall hold for the benefit of the Administrative Agent (individually and for the benefit of each Group), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if an Event of Default has occurred and is continuing, the Administrative Agent may direct the Servicer to commence or settle any legal action to enforce collection of any Pool Receivable that is a Defaulted Receivable or to foreclose upon or repossess any Related Security with respect to any such Defaulted Receivable.

(b) The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the appropriate Person entitled thereto the collections of any indebtedness that is not a Pool Receivable, less all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer shall, as soon as practicable upon demand, deliver to the appropriate Person entitled thereto all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

(c) The Servicer’s obligations hereunder shall terminate on the Final Payout Date. Promptly following the Final Payout date, unless the Issuer and the Servicer otherwise agree, the Servicer shall deliver to the Issuer all books, records and related materials that the Issuer previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

SECTION 9.03. Lock-Box Account Arrangements. Prior to the Closing Date, the Issuer shall have entered into Lock-Box Agreements with all of the Lock-Box Banks and delivered executed counterparts of each to the Administrative Agent. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may (with the consent of the Majority Purchasers) and shall (upon the direction of the Majority Purchasers) at any time thereafter give notice to each Lock-Box Bank that the Administrative Agent is exercising its rights under the Lock-Box Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Lock-Box Accounts transferred to the Administrative Agent (for the benefit of the Secured Parties) and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Lock-Box Accounts redirected pursuant to the Administrative Agent’s instructions rather than deposited in the applicable Lock-Box Account and (c) to take any or all other actions permitted under the applicable Lock-Box Agreement. The Issuer hereby agrees that if the Administrative Agent at any time takes any action set forth in the preceding sentence, the Administrative Agent shall have exclusive control (for the benefit of the Secured Parties) of the proceeds (including Collections) of all Pool Receivables and the Issuer hereby further agrees to take any other action that the Administrative Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Issuer or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrative Agent.

SECTION 9.04. Enforcement Rights.

(a) At any time following the occurrence and during the continuation of an Event of Default:

(i) the Administrative Agent (at the Issuer’s expense) may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrative Agent or its designee;

(ii) the Administrative Agent may instruct the Issuer or the Servicer to give notice of the Secured Parties’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrative Agent or its designee (on behalf of the Secured Parties), and the Issuer or the Servicer, as the case may be, shall give such notice at the expense of the Issuer or the Servicer, as the case may be; provided, that if the Issuer or the Servicer, as the case may be, fails to so notify each Obligor within two (2) Business Days following instruction by the Administrative Agent, the Administrative Agent (at the Issuer’s or the Servicer’s, as the case may be, expense) may so notify the Obligors;

(iii) the Administrative Agent may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records in its possession or under its control necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrative Agent or its designee (for the benefit of the Secured Parties) at a place selected by the Administrative Agent and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee;

(iv) assume exclusive control of each Lock-Box Account and notify the Lock-Box Banks that the Issuer and the Servicer will no longer have any access to the Lock-Box Accounts;

(v) the Administrative Agent may (or, at the direction of the Majority Purchasers shall) replace the Person then acting as Servicer; and

(vi) the Administrative Agent may collect any amounts due from an Originator under the Purchase and Sale Agreement, the Sub-Originator under the Sale Agreement or the Parent under the Performance Guaranty.

(b) The Issuer hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Issuer, which appointment is coupled with an interest, to take any and all steps in the name of the Issuer and on behalf of the Issuer necessary or desirable, in the reasonable determination of the Administrative Agent, but only after the occurrence and during the continuation of an Event of Default, to collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Issuer on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

(c) The Servicer hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Servicer, which appointment is coupled with an interest, to take any and all steps in the name of the Servicer and on behalf of the Servicer necessary or desirable, in the reasonable determination of the Administrative Agent, but only after the occurrence and during the continuation of an Event of Default, to collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Servicer on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

SECTION 9.05. Responsibilities of the Issuer. Anything herein to the contrary notwithstanding, the Issuer shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred under the Purchase and Sale Agreement and subject to the pledge of this Agreement, and the exercise by the Administrative Agent, or any other Credit Party of their respective rights hereunder shall not relieve the Issuer from such obligations and (ii) pay when due any material Taxes, including any material sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. None of the Credit Parties shall have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Issuer, the Servicer, the Sub-Originator or any Originator thereunder.

SECTION 9.06. Servicing Fee.

(a) Subject to clause (b) below, the Issuer shall pay the Servicer a fee (the “Servicing Fee”) equal to 1.00% per annum (the “Servicing Fee Rate”) of the daily average Net Receivables Pool Balance, computed on the basis of a 360 day year and actual days elapsed. Accrued Servicing Fees shall be payable from Collections to the extent of available funds in accordance with Section 4.1.

(b) If the Servicer ceases to be Mallinckrodt or an Affiliate thereof, the Servicing Fee shall be the greater of: (i) the amount calculated pursuant to clause (a) above and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer hereunder.

ARTICLE X

EVENTS OF DEFAULT

SECTION 10.01. Events of Default. If any of the following events (each an “Event of Default”) shall occur:

(a) (i) the Issuer, any Originator, the Sub-Originator, the Parent or the Servicer shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document (other than any such failure which would constitute an Event of Default under clause (ii) or (iii) of this paragraph (a)), and such failure, solely to the extent capable of cure, shall continue for ten (10) Business Days, (ii) the Issuer, any Originator, the Sub-Originator or the Servicer shall fail to make when due (x) any payment or deposit to be made by it under this Agreement or any other Transaction Document and such failure shall continue unremedied for two (2) Business Days or (iii) the Issuer or the Servicer shall fail to perform any of its respective obligations under Section 8.01(v) or 8.02(n);

(b) any representation or warranty made or deemed made by the Issuer, any Originator, the Sub-Originator, the Parent or the Servicer (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by the Issuer, any Originator, the Sub-Originator or the Servicer pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; provided, however, that such breach shall not constitute an Event of Default pursuant to this clause (b) if such breach (other than any breach of Section 7.01(o) or 7.02(r)), solely to the extent capable of cure, is cured within ten (10) Business Days following the date that such representation or warranty was made or deemed made;

(c) the Issuer or the Servicer shall fail to deliver an Information Package or Weekly Report pursuant to this Agreement, and such failure shall remain unremedied for two (2) Business Days;

(d) this Agreement or any security interest granted pursuant to this Agreement or any other Transaction Document shall for any reason cease to create, or for any reason cease to be, a valid and enforceable first priority perfected security interest in favor of the Administrative Agent with respect to the Collateral, free and clear of any Adverse Claim;

(e) the Issuer, any Originator, the Sub-Originator, the Parent or the Servicer shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any Insolvency Proceeding shall be instituted by or against the Issuer, any Originator, the Sub-Originator, the Parent or the Servicer and, in the case of any such proceeding instituted against such Person (but not instituted by such Person), either such proceeding shall remain undismissed or unstayed for a period of 30 consecutive days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Issuer, any Originator, the Sub-Originator or the Servicer shall take any corporate or organizational action to authorize any of the actions set forth above in this paragraph;

(f) (i) the average for three consecutive Fiscal Months of: (A) the Default Ratio shall exceed 3.00%, (B) the Delinquency Ratio shall exceed 4.50% or (C) the Dilution Ratio shall exceed 3.00% or (ii) the Days’ Sales Outstanding shall exceed 70.0 days;

(g) a Change in Control shall occur;

(h) a Borrowing Base Deficit shall occur, and shall not have been cured within two (2) Business Days;

(i) (i) any Originator, the Sub-Originator, the Parent or the Servicer, or any of their respective Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $75,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement); (ii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt (as referred to in clause (i) of this paragraph) and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument (whether or not such failure shall have been waived under the related agreement), if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt (as referred to in clause (i) of this paragraph) or to terminate the commitment of any lender thereunder or (iii) any such Debt (as referred to in clause (i) of this paragraph) shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made or the commitment of any lender thereunder terminated, in each case before the stated maturity thereof;

(j) the Parent shall fail to perform any of its obligations under the Performance Guaranty;

(k) the Issuer shall fail (x) at any time (other than for ten (10) Business Days following notice of the death or resignation of any Independent Director) to have an Independent Director who satisfies each requirement and qualification specified in Section 8.03(c) of this Agreement for Independent Directors, on the Issuer’s board of directors or (y) to timely notify the Administrative Agent of any replacement or appointment of any director that is to serve as an Independent Director on the Issuer’s board of directors as required pursuant to Section 8.03(c) of this Agreement;

(l) the Originators cease to own, directly, 100% of the Subordinated Notes free and clear of all Adverse Claims;

(m) either (i) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Issuer, the Sub-Originator or any Originator or (ii) the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Issuer, the Sub-Originator or any Originator;

(n) (i) the occurrence of a Reportable Event; (ii) the adoption of an amendment to a Pension Plan that would require an additional contribution to be made to such Pension Plan in order to be effective pursuant to Section 436(c) of the Code or Section or Section 206(g)(2) of ERISA; (iii) the existence with respect to any Multiemployer Plan of an

“accumulated funding deficiency” (as defined in Sections 412 and 431 of the Code or Sections 302 and 304 of ERISA), whether or not waived; (iv) the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA with respect to any Pension Plan; (v) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or the complete withdrawal or partial withdrawal of any of the Issuer, the Sub-Originator, any Originator, the Servicer, the Parent or any of their respective ERISA Affiliates from any Multiemployer Plan; (vi) the receipt by any of the Issuer, the Sub-Originator, any Originator, the Servicer, the Parent or any of their respective ERISA Affiliates from the PBGC or any plan administrator of any notice relating to the intention to terminate any Pension Plan or Multiemployer Plan or to appoint a trustee to administer any Pension Plan or Multiemployer Plan; (vii) the receipt by the Issuer, the Sub-Originator, any Originator, the Servicer, the Parent or any of their respective ERISA Affiliates of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (viii) the occurrence of a prohibited transaction with respect to any of the Issuer, the Sub-Originator, any Originator, the Servicer, the Parent or any of their respective ERISA Affiliates (pursuant to Section 4975 of the Code); (ix) the occurrence or existence of any other similar event or condition with respect to a Pension Plan or a Multiemployer Plan, with respect to each of clause (i) through (ix), that either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(o) a Material Adverse Effect shall occur with respect to the Issuer, any Originator, the Sub-Originator, the Parent or the Servicer;

(p) a Purchase and Sale Termination Event shall occur under the Purchase and Sale Agreement;

(q) the Issuer shall be required to register as an “investment company” within the meaning of the Investment Company Act;

(r) any material provision of this Agreement or any other Transaction Document shall cease to be in full force and effect or any of the Issuer, any Originator, the Sub-Originator, the Parent or the Servicer (or any of their respective Affiliates) shall so state in writing;

(s) one or more judgments or decrees shall be entered against the Issuer, any Originator, the Sub-Originator, the Parent or the Servicer, or any Subsidiary of any of the foregoing involving in the aggregate a liability (not paid or to the extent not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 45 consecutive days, and the aggregate amount of all such judgments equals or exceeds $75,000,000 (or solely with respect to the Issuer, $12,500); or

(t) an “event of default” (as defined in Section 7.01 of the Credit Agreement) shall have occurred solely as a result of the breach of the financial covenant set forth in Section 6.12 of the Credit Agreement (without giving effect to any waiver thereunder (other than any that satisfies the requirements set forth in the following sentence)). If, after the Closing Date, the

Total Net Leverage maintenance covenant set forth in Section 6.12 of the Credit Agreement (or any of the defined terms used in connection with such covenant (including the term “Total Net Leverage”)) is amended, modified or waived, then the test set forth in this clause (t) or the defined terms used therein, as applicable, shall, for all purposes of this Agreement, automatically and without further action on the part of any Person, be deemed to be also so amended, modified or waived, if at the time of such amendment, modification or waiver, (i) each Purchaser (or an Affiliate thereof) is a party to the Credit Agreement and consented to such amendment, modification or waiver and (ii) such amendment, modification or waiver is consummated in accordance with the terms of the Credit Agreement;

then, and in any such event, the Administrative Agent may (or, at the direction of the Majority Purchasers shall) by notice to the Issuer (x) declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred) and (y) declare the Aggregate Note Balance and all other Issuer Obligations to be immediately due and payable (in which case the Aggregate Note Balance and all other Issuer Obligations shall be immediately due and payable); provided that, automatically upon the occurrence of any event (without any requirement for the giving of notice) described in subsection (e) of this Section 10.01 with respect to the Issuer, the Termination Date shall occur and the Aggregate Note Balance and all other Issuer Obligations shall be immediately due and payable. Upon any such declaration or designation or upon such automatic termination, the Administrative Agent and the other Secured Parties shall have, in addition to the rights and remedies which they may have under this Agreement and the other Transaction Documents, all other rights and remedies provided after default under the UCC and under other Applicable Law, which rights and remedies shall be cumulative. Any proceeds from liquidation of the Collateral shall be applied in the order of priority set forth in Section 4.01.

ARTICLE XI

THE ADMINISTRATIVE AGENT

SECTION 11.01. Authorization and Action. Each Credit Party hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Administrative Agent. The Administrative Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Issuer or any Affiliate thereof or any Credit Party except for any obligations expressly set forth herein. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Administrative Agent ever be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any provision of any Transaction Document or Applicable Law.

SECTION 11.02. Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this

Agreement (including, without limitation, the Administrative Agent’s servicing, administering or collecting Pool Receivables in the event it replaces the Servicer in such capacity pursuant to Section 9.01), in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for any Credit Party or the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Credit Party (whether written or oral) and shall not be responsible to any Credit Party for any statements, warranties or representations (whether written or oral) made by any other party in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Credit Party or to inspect the property (including the books and records) of any Credit Party; (d) shall not be responsible to any Credit Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall be entitled to rely, and shall be fully protected in so relying, upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 11.03. Administrative Agent and Affiliates. With respect to any Advance or interests therein owned by any Credit Party that is also the Administrative Agent, such Credit Party shall have the same rights and powers under this Agreement as any other Credit Party and may exercise the same as though it were not the Administrative Agent. The Administrative Agent and any of its Affiliates may generally engage in any kind of business with the Issuer or any Affiliate thereof and any Person who may do business with or own securities of the Issuer or any Affiliate thereof, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to any other Secured Party.

SECTION 11.04. Indemnification of Administrative Agent. Each Purchaser agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Issuer or any Affiliate thereof), ratably according to the respective Pro Rata Percentage of such Purchaser, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Transaction Document; provided that no Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct.

SECTION 11.05. Delegation of Duties. The Administrative Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 11.06. Action or Inaction by Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take action under any

Transaction Document unless it shall first receive such advice or concurrence of the Purchasers or the Majority Purchasers, as the case may be, and assurance of its indemnification by the Purchasers, as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Purchasers or the Majority Purchasers, as the case may be, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Credit Parties. The Credit Parties and the Administrative Agent agree that unless any action to be taken by the Administrative Agent under a Transaction Document (i) specifically requires the advice or concurrence of all Purchasers or (ii) may be taken by the Administrative Agent alone or without any advice or concurrence of any Purchaser, then the Administrative Agent may take action based upon the advice or concurrence of the Majority Purchasers.

SECTION 11.07. Notice of Events of Default; Action by Administrative Agent. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default unless the Administrative Agent has received notice from any Credit Party or the Issuer stating that an Unmatured Event of Default or Event of Default has occurred hereunder and describing such Unmatured Event of Default or Event of Default. If the Administrative Agent receives such a notice, it shall promptly give notice thereof to each Purchaser. The Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, concerning an Unmatured Event of Default or Event of Default or any other matter hereunder as the Administrative Agent deems advisable and in the best interests of the Secured Parties.

SECTION 11.08. Non-Reliance on Administrative Agent and Other Parties. Each Credit Party expressly acknowledges that neither the Administrative Agent nor any of its directors, officers, agents or employees has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Issuer or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Credit Party represents and warrants to the Administrative Agent that, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Issuer, each Originator, the Sub-Originator or the Servicer and the Pool Receivables and its own decision to enter into this Agreement and to purchase a Note and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by the Administrative Agent to any Credit Party, the Administrative Agent shall not have any duty or responsibility to provide any Credit Party with any information concerning the Issuer, any Originator, the Sub-Originator or the Servicer that comes into the possession of the Administrative Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

SECTION 11.09. Successor Administrative Agent.

(a) The Administrative Agent may, upon at least thirty (30) days’ notice to the Issuer, the Servicer and each Purchaser, resign as Administrative Agent. Except as provided below, such resignation shall not become effective until a successor Administrative Agent is appointed by the Majority Purchasers as a successor Administrative Agent and has accepted such appointment; provided, that so long as an no Event of Default has occurred and is continuing, such successor Administrative Agent shall be reasonably acceptable to the Issuer. If no successor Administrative Agent shall have been so appointed by the Majority Purchasers, within thirty (30) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent as successor Administrative Agent; provided, that so long as an no Event of Default has occurred and is continuing, such successor Administrative Agent shall be reasonably acceptable to the Issuer. If no successor Administrative Agent shall have been so appointed by the Majority Purchasers within sixty (60) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, petition a court of competent jurisdiction to appoint a successor Administrative Agent.

(b) Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Administrative Agent’s resignation hereunder, the provisions of this Article XI and Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.

ARTICLE XII

[RESERVED]

ARTICLE XIII

INDEMNIFICATION

SECTION 13.01. Indemnities by the Issuer.

(a) Without limiting any other rights that the Administrative Agent, the Credit Parties and their respective assigns, officers, directors, agents and employees (each, a “Issuer Indemnified Party”) may have hereunder or under Applicable Law, the Issuer hereby agrees to indemnify each Issuer Indemnified Party from and against any and all claims, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “Issuer Indemnified Amounts”) arising out of or resulting from this Agreement or any other Transaction Document or the use of proceeds of the Advances or the security interest in respect of any Pool Receivable or any other Collateral; excluding, however, (x) Issuer Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Issuer Indemnified Amounts resulted from the gross negligence or willful misconduct by the Issuer Indemnified Party seeking indemnification or any of its Affiliates and (y) any Taxes (the indemnification of which are governed by other provisions herein) other than Taxes that represent losses, claims, damages and liabilities arising with respect to a non-Tax claim. Without limiting or being limited by the foregoing, the Issuer shall pay on demand (it being understood that if any portion of such payment obligation is made from Collections, such payment will be made at the time and in the order of priority set forth in Section 4.01), to each Issuer Indemnified Party any and all amounts necessary to indemnify such Issuer Indemnified Party from and against any and all Issuer Indemnified Amounts relating to or resulting from any of the following (but excluding Issuer Indemnified Amounts and Taxes described in clauses (x) and (y) above):

(i) any Pool Receivable which the Issuer or the Servicer includes as an Eligible Receivable as part of the Net Receivables Pool Balance but which is not an Eligible Receivable at such time;

(ii) any representation, warranty or statement made or deemed made by the Issuer (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Information Package, Weekly Report or any other information or report delivered by or on behalf of the Issuer pursuant hereto which shall have been untrue or incorrect when made or deemed made;

(iii) the failure by the Issuer to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;

(iv) the failure to vest in the Administrative Agent a first priority perfected security interest in all or any portion of the Collateral, in each case free and clear of any Adverse Claim;

(v) the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Pool Receivable and the other Collateral and Collections in respect thereof, whether at the time of any Advance or at any subsequent time;

(vi) any products liability, environmental or other claim arising out of or in connection with any Pool Receivable or other merchandise, goods or services which are the subject of or related to any Pool Receivable;

(vii) the commingling of Collections of Pool Receivables at any time with other funds;

(viii) any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the use of proceeds of any Advances or in respect of any Pool Receivable or other Collateral or any related Contract;

(ix) any failure of the Issuer to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;

(x) any setoff with respect to any Pool Receivable;

(xi) any claim brought by any Person other than a Issuer Indemnified Party arising from any activity by the Issuer or any Affiliate of the Issuer in servicing, administering or collecting any Pool Receivable;

(xii) the failure by the Issuer to pay when due any Taxes, including, without limitation, sales, excise or personal property taxes;

(xiii) any failure of a Lock-Box Bank to comply with the terms of the applicable Lock-Box Agreement or any amounts payable by the Administrative Agent to a Lock-Box Bank under any Lock-Box Agreement;

(xiv) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to collection activities with respect to such Pool Receivable or the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(xv) any action taken by the Administrative Agent as attorney-in-fact for the Issuer, any Originator, the Sub-Originator or the Servicer pursuant to this Agreement or any other Transaction Document;

(xvi) the use of proceeds of any Advance; or

(xvii) any reduction in any Note Balance as a result of the distribution of Collections if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.

(b) Notwithstanding anything to the contrary in this Agreement, solely for purposes of the Issuer’s indemnification obligations in clauses (ii), (iii) and (ix) of this Article XIII, any representation, warranty or covenant qualified by the occurrence or non-occurrence of a material adverse effect or similar concepts of materiality shall be deemed to be not so qualified.

(c) If for any reason the foregoing indemnification is unavailable to any Issuer Indemnified Party or insufficient to hold it harmless, then the Issuer shall contribute to such Issuer Indemnified Party the amount paid or payable by such Issuer Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Issuer on the one hand and such Issuer Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Issuer and such Issuer Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Issuer under this Section shall be in addition to any liability which the Issuer may otherwise have, shall extend upon the same terms and conditions to each Issuer Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Issuer and the Issuer Indemnified Parties.

(d) Any indemnification or contribution under this Section shall survive the termination of this Agreement.

SECTION 13.02. Indemnification by the Servicer.

(a) The Servicer hereby agrees to indemnify and hold harmless the Issuer, the Administrative Agent, the Credit Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Servicer Indemnified Party”), from and against any loss, liability, expense, damage or injury suffered or sustained by reason of (i) any failure of the Servicer to comply with any of its covenants, obligations or agreements contained in this Agreement or any other Transaction Document to which it is a party, (ii) any representation, warranty or statement made or deemed made by the Servicer (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents to which it is a party, any Information Package, Weekly Report or any other information or report delivered by or on behalf of the Servicer pursuant hereto which shall have been untrue or incorrect when made or deemed made or (iii) the Servicer’s gross negligence or willful misconduct in the performance of its duties or obligations under this Agreement or any other Transaction Document to which it is a party, in each case, including any judgment, award, settlement, Attorney Costs and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim with respect thereto (all of the foregoing being collectively referred to as, “Servicer Indemnified Amounts”); excluding (A) Servicer Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Servicer Indemnified Amounts resulted from the gross negligence or willful misconduct by the Servicer Indemnified Party or any of its Affiliates seeking indemnification, (B) any Taxes (the indemnification of which are governed by other provisions herein) other than Taxes that represent losses, claims, damages and liabilities arising with respect to a non-Tax claim and (C) Servicer Indemnified Amounts to the extent the same includes losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor.

(b) If for any reason the foregoing indemnification is unavailable to any Servicer Indemnified Party or insufficient to hold it harmless, then the Servicer shall contribute to the amount paid or payable by such Servicer Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Servicer on the one hand and such Servicer Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Servicer and such Servicer Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Servicer under this Section shall be in addition to any liability which the Servicer may otherwise have, shall extend upon the same terms and conditions to Servicer Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Servicer and the Servicer Indemnified Parties.

(c) Any indemnification or contribution under this Section shall survive the termination of this Agreement.

ARTICLE XIV

MISCELLANEOUS

SECTION 14.01. Amendments, Etc.

(a) No failure on the part of any Credit Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No amendment or waiver of any provision of this Agreement or consent to any departure by either the Issuer or the Servicer shall be effective unless in a writing signed by the Administrative Agent and the Majority Purchasers (and, in the case of any amendment, also signed by the Issuer), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Servicer, affect the rights or duties of the Servicer under this Agreement; (B) no amendment, waiver or consent shall change (directly or indirectly) the definition of any term that is used in the Purchase and Sale Agreement and defined in this Agreement, unless in writing and signed by the Originators; (C) no amendment, waiver or consent shall change (directly or indirectly) the definition of any term that is used in the Sale Agreement and defined in this Agreement, unless in writing and signed by the Sub-Originator and (D) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and each Purchaser:

(i) change (directly or indirectly) the definitions of, Borrowing Base Deficit, Defaulted Receivable, Delinquent Receivable, Eligible Receivable, Facility Limit, Scheduled Termination Date, Net Receivables Pool Balance, Aggregate Eligible Receivables Balance or Total Reserves or any component of any of the foregoing contained in this Agreement, or increase the then existing Concentration Percentage or Special Concentration Limit for any Obligor or change the calculation of the Borrowing Base;

(ii) reduce the amount of the Note Balance of any Note or Interest that is payable on account of any Note or delay any scheduled date for payment thereof;

(iii) change any Event of Default;

(iv) change any of the provisions of this Section 14.01 or the definition of “Majority Purchasers”; or

(v) change the order of priority in which Collections are applied pursuant to Section 4.01.

Notwithstanding the foregoing, (A) no amendment, waiver or consent shall increase any Purchaser’s Commitment hereunder without the consent of such Purchaser and (B) no amendment, waiver or consent shall reduce any Fees payable by the Issuer to any member of any Group or delay the dates on which any such Fees are payable, in either case, without the consent of the Purchasers for such Group.

SECTION 14.02. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and faxed or delivered, to each party hereto, at its address set forth under its name on Schedule III hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

SECTION 14.03. Assignability; Addition of Purchasers.

(a) [Reserved].

(b) Assignment by Purchasers. Subject to Article III, each Purchaser may assign to any Eligible Assignee or to any other Purchaser all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Note owned by it); provided, however that

(i) except for an assignment by a Purchaser to either an Affiliate of such Purchaser or any other Purchaser, each such assignment shall require the prior written consent of the Issuer (such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that such consent shall not be required if an Event of Default has occurred and is continuing);

(ii) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement;

(iii) the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance Agreement with respect to such assignment) shall in no event be less than the lesser of (x) $5,000,000 and (y) all of the assigning Purchaser’s Commitment;

(iv) no assignment may be made to an assignee that is not (1) a resident of a state that is a party to NAFTA, (2) a resident of a member State of the European Union or (3) a U.S. citizen, in each case, within the meaning of Article 24(4)(b) of the applicable U.S.-Luxembourg Income Tax Treaty; and

(v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance Agreement.

Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance Agreement, (x) the assignee thereunder shall be a party to this Agreement, and to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and obligations of a Purchaser hereunder, (y) the Issuer shall deliver a Note to the assignee on the terms and subject to the conditions set forth in Article II and III and (z) the assigning Purchaser shall, to the extent that rights and obligations have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Purchaser’s rights and obligations under this Agreement, such Purchaser shall cease to be a party hereto and shall cancel and return its Note to the Issuer).

(c) [Reserved].

(d) [Reserved].

(e) Participations. Each Purchaser may sell participations to one or more Eligible Assignees (each, a “Participant”) in or to all or a portion of its rights and/or obligations under this Agreement (including, without limitation, all or a portion of its Commitment and its Note); provided, however, that

(i) such Purchaser’s obligations under this Agreement (including, without limitation, its Commitment to the Issuer hereunder) shall remain unchanged;

(ii) no participation shall be sold to a Participant that is not (1) a resident of a state that is a party to NAFTA, (2) a resident of a member State of the European Union or (3) a U.S. citizen, in each case, within the meaning of Article 24(4)(b) of the applicable U.S.- Luxembourg Income Tax Treaty; and

(iii) such Purchaser shall remain solely responsible to the other parties to this Agreement for the performance of such obligations.

The Administrative Agent, the Purchasers, the Issuer and the Servicer shall have the right to continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations under this Agreement.

(f) Participant Register. Each Purchaser that sells a participation shall, acting solely for this purpose as an agent of the Issuer, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Notes or other obligations under this Agreement (the “Participant Register”); provided that no Purchaser shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Notes or its other obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Note or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g) Assignments by Administrative Agent. This Agreement and the rights and obligations of the Administrative Agent herein shall be assignable by the Administrative and its successors and assigns; provided that in the case of an assignment to a Person that is not an Affiliate of the Administrative Agent, so long as no Event of Default has occurred and is continuing, such assignment shall require the Issuer’s consent (not to be unreasonably withheld, conditioned or delayed).

(h) Assignments by the Issuer or the Servicer. Neither the Issuer nor, except as provided in Section 9.01, the Servicer may assign any of its respective rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and each Purchaser (such consent to be provided or withheld in the sole discretion of such Person). For the purposes of this Section 14.03(h) and article 1275 of the Luxembourg civil code, each Purchaser, by subscribing for, or otherwise acquiring the Notes, is expressly deemed (i) to have consented to any substitution of the Issuer effected in accordance with this Section 14.03(h) and thereafter to the release of the Issuer from any and all obligations in respect of the Notes or otherwise under this Agreement and (ii) to have accepted such substitution effected in accordance with this Section 14.03(h) and the consequences thereof

(i) Addition of Purchasers or Groups. The Issuer may, with written notice to the Administrative Agent and each Purchaser, add additional Persons as Purchasers (by creating a new Group) or cause an existing Purchaser to increase its Commitment; provided, however, that the Commitment of any existing Purchaser may only be increased with the prior written consent of such Purchaser. Each new Purchaser (or Group) shall become a party hereto, by executing and delivering to the Administrative Agent and the Issuer, an assumption agreement (each, an “Assumption Agreement”) in the form of Exhibit C hereto (which Assumption Agreement shall, in the case of any new Purchaser, be executed by each Person in such new Purchaser’s Group).

(j) Pledge to a Federal Reserve Bank. Notwithstanding anything to the contrary set forth herein, any Purchaser or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement and its related Note (including, without limitation, rights to payment of the Note Balance of its Note and Interest) and any other Transaction Document to secure its obligations to a Federal Reserve Bank, without notice to or the consent of the Issuer, the Servicer, any Affiliate thereof or any Credit Party; provided, however, that that no such pledge shall relieve such assignor of its obligations under this Agreement. For the purposes of articles 1278 and 1281 of the Luxembourg civil code, the Issuer hereby expressly accepts and confirms that, notwithstanding any assignment, transfer and/or novation permitted under, and made in accordance with this Agreement, the provisions of this Agreement or any other agreement entered into by the Issuer in connection with the issue of the Notes and any security created or guarantee given thereunder shall be preserved for the benefit of the Administrative Agent (for itself and the Secured Parties) and, for the avoidance of doubt, for the benefit of each of the Secured Parties.

SECTION 14.04. Costs and Expenses. In addition to the rights of indemnification granted under Section 13.01 hereof, the Issuer agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement (or any supplement or amendment thereof) related to this Agreement and the other Transaction Documents (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto and thereto), including, without limitation, (i) the reasonable Attorney Costs for the Administrative Agent and the other Credit Parties and any of their respective Affiliates with respect thereto and with respect to advising the Administrative Agent and the other Credit Parties and their respective Affiliates as to their rights and remedies under this Agreement and the other Transaction Documents and (ii) reasonable accountants’, auditors’ and consultants’ fees and expenses for the Administrative Agent and the other Credit Parties and any of their respective Affiliates incurred in connection with the administration and maintenance of this Agreement or advising the Administrative Agent or any other Credit Party as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document. In addition, the Issuer agrees to pay on demand all reasonable out-of-pocket costs and expenses (including reasonable Attorney Costs), of the Administrative Agent and the other Credit Parties and their respective Affiliates, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents.

SECTION 14.05. Limited Recourse and No Proceedings.

(a) Each of the Servicer, each Purchaser, the Administrative Agent and each assignee of an Advance or any interest therein expressly acknowledges and accepts that the Issuer is subject to the Securitisation Act 2004.

(b) Notwithstanding anything to the contrary in this Agreement, all amounts payable or expressed to be payable by the Issuer under this Agreement shall be recoverable solely out of the assets (other than the initial share capital of $20,100) of the Issuer to the extent such assets exist. Each of the parties to this Agreement other than the Issuer (hereafter, the “Other Parties”) hereby covenants and agrees that it will look solely to such assets for the payment of all amounts payable or expressed to be payable to it by the Issuer under the Agreement.

(c) Furthermore, each of the Other Parties acknowledges and accepts that once all the assets (other than the initial share capital of $20,100) of the Issuer have been realized (even if insufficient to satisfy any claims of the Other Parties), the obligations of the Issuer to such Other Parties shall be discharged; the Other Parties are not entitled to take any further steps against the Issuer to recover any further sums and the right to receive any such sum shall be extinguished. No Other Party shall be entitled to petition or take any other step for the winding-up, the liquidation or the bankruptcy of the Issuer or any similar proceedings (other than as set forth below).

(d) Notwithstanding anything herein to the contrary, each of the Servicer, the Administrative Agent, each Purchaser and each assignee of an Advance or any interest therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Issuer any Insolvency Proceeding.

SECTION 14.06. Confidentiality.

(a) Each of the Issuer and the Servicer covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement (including any fees payable in connection with this Agreement or any other Transaction Document or the identity of the Administrative Agent or any other Credit Party), except as the Administrative Agent and each Purchaser may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Issuer, the Servicer or their Advisors and Representatives or (iii) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (iii) above, the Issuer and the Servicer will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Administrative Agent and the affected Credit Party of its intention to make any such disclosure prior to making such disclosure. Each of the Issuer and the Servicer agrees to be responsible for any breach of this Section by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section; provided, however, that the Servicer shall not be responsible for the acts or omissions of the Issuer. Notwithstanding the foregoing, it is expressly agreed that each of the Issuer, the Servicer and their respective Affiliates may publish a press release or otherwise publicly announce the existence and principal amount of the Commitments under this Agreement and the transactions contemplated hereby; provided that the Administrative Agent shall be provided a reasonable opportunity to review such press release or other public announcement prior to its release and provide comment thereon; and provided, further, that no such press release shall name or otherwise identify the Administrative Agent, any other Credit Party or any of their respective Affiliates without such Person’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Issuer consents to the publication by the Administrative Agent or any other Credit Party of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.

(b) Each of the Administrative Agent and each other Credit Party, severally and with respect to itself only, agrees to hold in confidence, and not disclose to any Person, any confidential and proprietary information concerning the Issuer, the Servicer and their respective Affiliates and their businesses or the terms of this Agreement (including any fees payable in connection with this Agreement or the other Transaction Documents), except as the Issuer or the Servicer may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to its assignees and Participants and potential assignees and Participants and their respective counsel if they agree in writing to hold it confidential, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through it or its Representatives or Advisors, (iv) [reserved], (v) at the request of a bank examiner or other regulatory authority or in connection with an examination of any of the Administrative Agent or any Purchaser or their respective Affiliates or (vi) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (vi) above, the Administrative Agent and each Purchaser will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Issuer and the Servicer of its making any such disclosure as promptly as reasonably practicable thereafter. Each of the Administrative Agent and each Purchaser, severally and with respect to itself only, agrees to be responsible for any breach of this Section by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section.

(c) As used in this Section, (i) “Advisors” means, with respect to any Person, such Person’s accountants, attorneys and other confidential advisors and (ii) “Representatives” means, with respect to any Person, such Person’s Affiliates, Subsidiaries, directors, managers, officers, employees, members, investors, financing sources, insurers, professional advisors, representatives and agents; provided that such persons shall not be deemed to Representatives of a Person unless (and solely to the extent that) confidential information is furnished to such person.

(d) Notwithstanding the foregoing, to the extent not inconsistent with applicable securities laws, each party hereto (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as defined in Section 1.6011-4 of the Treasury Regulations) of the transactions contemplated by the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure.

SECTION 14.07. GOVERNING LAW. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF ADMINISTRATIVE AGENT OR ANY PURCHASER IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

SECTION 14.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 14.09. Integration; Binding Effect; Survival of Termination. This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Payout Date; provided, however, that the provisions of Sections 5.01, 5.02, 5.03, 11.04, 11.06, 13.01, 13.02, 14.04, 14.05, 14.07, 14.09, 14.11 and 14.13 shall survive any termination of this Agreement.

SECTION 14.10. CONSENT TO JURISDICTION. (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b) EACH OF THE ISSUER AND THE SERVICER CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SECTION 14.02. NOTHING IN THIS SECTION 14.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 14.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

SECTION 14.12. Ratable Payments. If any Credit Party, whether by setoff or otherwise, has payment made to it with respect to any Issuer Obligations in a greater proportion than that received by any other Credit Party entitled to receive a ratable share of such Issuer Obligations, such Credit Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Issuer Obligations held by the other Credit Parties so that after such purchase each Credit Party will hold its ratable proportion of such Issuer Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Credit Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

SECTION 14.13. Limitation of Liability.

(a) No claim may be made by the Issuer or the Servicer against any Credit Party or their respective Affiliates, members, directors, officers, employees, incorporators, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection herewith or therewith; and each of the Issuer and the Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. None of the Credit Parties and their respective Affiliates shall have any liability to the Issuer, the Servicer or any Affiliate thereof or any other Person asserting claims on behalf of or in right of the Issuer, the Servicer or any Affiliate thereof in connection with or as a result of this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Issuer, the Servicer or any Affiliate thereof result from the gross negligence or willful misconduct of such Credit Party in performing its duties and obligations hereunder and under the other Transaction Documents to which it is a party.

(b) The obligations of the Administrative Agent and each of the other Credit Parties under this Agreement and each of the Transaction Documents are solely the corporate obligations of such Person. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement or any other Transaction Document against any member, director, officer, employee or incorporator of any such Person.

SECTION 14.14. Intent of the Parties. The Issuer has structured this Agreement with the intention that the Notes, the Advances and the obligations of the Issuer hereunder will be treated under United States federal, and applicable state, local and foreign tax law as debt (the “Intended Tax Treatment”). The Issuer, the Servicer, the Administrative Agent and the other Credit Parties agree to file no tax return, or take any action, inconsistent with the Intended Tax Treatment unless required by law. Each assignee and each Participant acquiring an interest in an Advance, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence.

SECTION 14.15. USA Patriot Act. Each of the Administrative Agent and each of the other Credit Parties hereby notifies the Issuer and the Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrative Agent and the other Credit Parties may be required to obtain, verify and record information that identifies the Issuer and the Servicer, which information includes the name, address, tax identification number and other information regarding the Issuer and the Servicer that will allow the Administrative Agent and the other Credit Parties to identify the Issuer and the Servicer in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Issuer and the Servicer agrees to provide the Administrative Agent and each other Credit Parties, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

SECTION 14.16. Right of Setoff. Each Credit Party is hereby authorized (in addition to any other rights it may have), at any time during the continuance of an Event of Default, to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Credit

Party (including by any branches or agencies of such Credit Party) to, or for the account of, the Issuer or the Servicer against amounts owing by such party hereunder (even if contingent or unmatured); provided that such Credit Party shall notify the Issuer or the Servicer, as applicable, promptly following such setoff.

SECTION 14.17. Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 14.18. Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

SECTION 14.19. Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

SECTION 14.20. Meetings of Purchasers.

(a) The provisions of articles 86 to 97 of the Companies Act 1915 relating to the convening and conduct of meetings of bondholders shall not apply to the Notes.

(b) Notwithstanding any provision to the contrary in this Agreement or any other agreement relating to the Note, under Luxembourg law, a decision of the shareholders of the Issuer to amend the corporate objects of the Issuer, to change the legal form of the Issuer or its nationality and/or to increase the commitments of the Issuer’s shareholders must be approved by a resolution of the Purchasers so long as the relevant legal requirements are considered to be points of Luxembourg public order. Such resolution of the Purchasers may exclusively be taken, and their meeting resolving thereupon must be convened and held, in accordance with the Companies Act 1915, as long as any such specific requirements exist under the Companies Act 1915 and are considered to be points of Luxembourg public order (the “Luxembourg Law Resolutions”).

(c) A Luxembourg Law Resolution must be passed in accordance with the requirements of the Companies Act 1915. There are specific quorum requirements for Luxembourg Law Resolutions set out in the Companies Act 1915. Certain Luxembourg Law Resolutions passed at any meeting of the Purchasers will be binding on all Purchasers, whether or not they are present at the meeting.

(d) The Issuer or the Administrative Agent may (and shall, upon the request of the Majority Purchasers) convene a meeting of Purchasers at any time to consider matters arising under this Agreement or the other Transaction Documents. The time and date for such meeting shall be fixed by the Issuer or the Administrative Agent, as applicable, with the consent of the other, and notice of such meeting shall be given to Purchasers of record at least 10 Business Days’ in advance thereof. The Person in whose name a Note is registered on the Register on the 15th Business Day prior to the proposed meeting date shall be deemed to be the Purchaser for purposes of such meeting, notwithstanding the subsequent transfer of such Note. A quorum at any meeting shall be one or more Purchasers representing or holding more than 50.0% of the aggregate Commitments of all Purchasers at such time. The Administrative Agent shall be the chair of any meeting unless those present elect a different chair (by percentage of Commitment represented by those so voting). A meeting shall be conducted in such manner as the chair of the meeting deems reasonable and appropriate. Resolutions adopted at any meeting shall require the approval of the requisite percentage of the Commitments specified herein in relation to the specific matter being voted upon. In lieu of any such meeting, the Purchasers may act without a meeting (unless otherwise required by Applicable Law) by execution and delivery of one or more instruments of substantially similar tenor signed by such Purchasers in person or by an agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Issuer and the Administrative Agent.

SECTION 14.21. Post-Closing Covenants.

(a) On or prior to October 28, 2014, the Issuer and the Servicer shall, and shall instruct the Sub-Originator and each Originator to, instruct all Obligors to cease delivering payments on the Pool Receivables to any Lock-Box or Lock-Box Account maintained with JPMorgan Chase Bank, N.A. (each, a “JPMorgan Lock-Box” or “JPMorgan Lock-Box Account”, as applicable) and to instead deliver such payments to any other Lock-Box or Lock-Box Account.

(b) On or prior to the earlier of (i) January 28, 2015 and (ii) the date that the Issuer has knowledge that each Obligor has ceased delivering payments on the Pool Receivables to the JPMorgan Lock-Boxes and the JPMorgan Lock-Box Accounts, the Issuer shall close each JPMorgan Lock-Box and JPMorgan Lock-Box Account. Each of the Issuer and the Servicer hereby (i) consents to the termination by the Administrative Agent of that certain Lock-Box Agreement, dated as of the Closing Date (the “JPMorgan Lock-Box Agreement”), among JPMorgan Chase Bank, N.A., as Lock-Box Bank, the Issuer, the Servicer and the Administrative Agent, on the earlier of (A) January 28, 2015 and (B) the date that each JPMorgan Lock-Box and JPMorgan Lock-Box Account has been closed and (ii) agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to effect the termination of the JPMorgan Lock-Box Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MALLINCKRODT SECURITIZATION S.À R.L.

By:	/s/ Marie Dhersin Luporsi
Name:	Marie Dhersin Luporsi
Title:	Business Manager

MALLINCKRODT LLC, as the Servicer

By:	/s/ John E. Einwalter
Name:	John E. Einwalter
Title:	Vice President and Treasurer

S-1	Note Purchase Agreement

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Mark S. Falcione
Name:	Mark S. Falcione
Title:	Executive Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Purchaser

By:	/s/ Mark S. Falcione
Name:	Mark S. Falcione
Title:	Executive Vice President

S-2	Note Purchase Agreement

SUNTRUST BANK,
as a Purchaser

By:	/s/ Michael Peden
Name:	Michael Peden
Title:	Vice President

S-3	Note Purchase Agreement

EXHIBIT A

Form of Advance Request

[Letterhead of Issuer]

[Date]

[Administrative Agent]

[Purchasers]

Re:	Advance Request

Ladies and Gentlemen:

Reference is hereby made to that certain Note Purchase Agreement, dated as of July 28, 2014 among Mallinckrodt Securitization S.à r.l. (the “Issuer”), Mallinckrodt LLC, as Servicer (the “Servicer”), the Purchasers party thereto and PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Advance Request and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

This letter constitutes an Advance Request pursuant to Section 2.02(a) of the Agreement. The Issuer hereby request an Advance in the amount of [$        ] to be made on [            , 20    ] (of which $[        ] will be funded by the PNC Group, and $[        ] will be funded by the SunTrust Group). The proceeds of such Advance should be deposited to [Account number], at [Name, Address and ABA Number of Bank]. After giving effect to such Advance, the Aggregate Note Balance will be [$        ].

The Issuer hereby represents and warrants as of the date hereof, and after giving effect to such Advance, as follows:

(i) the representations and warranties of the Issuer and the Servicer contained in Sections 7.01 and 7.02 of the Agreement are true and correct in all material respects on and as of the date of such Advance as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii) no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such Advance;

(iii) no Borrowing Base Deficit exists or would exist after giving effect to such Advance; and

(iv) the Termination Date has not occurred.

Exhibit A-1

IN WITNESS WHEREOF, the undersigned has executed this letter by its duly authorized officer as of the date first above written.

Very truly yours,

MALLINCKRODT SECURITIZATION S.À R.L.

By:
Name:
Title:

Exhibit A-2

EXHIBIT B

[Form of Assignment and Acceptance Agreement]

Dated as of             , 20

Section 1.

Commitment assigned:	$	[	]
Assignor’s remaining Commitment:	$	[	]
Note Balance allocable to Commitment assigned:	$	[	]
Assignor’s remaining Note Balance:	$	[	]
Interest (if any) allocable to Note Balance assigned:	$	[	]
Interest (if any) allocable to Assignor’s remaining Note Balance:	$	[	]

Section 2.

Effective Date of this Assignment and Acceptance Agreement: [                    ]

Upon execution and delivery of this Assignment and Acceptance Agreement by the assignee and the assignor and the satisfaction of the other conditions to assignment specified in Section 14.03(b) of the Agreement (as defined below), from and after the effective date specified above, the assignee shall become a party to, and, to the extent of the rights and obligations thereunder being assigned to it pursuant to this Assignment and Acceptance Agreement, shall have the rights and obligations of a Purchaser under that certain Note Purchase Agreement, dated as of July 28, 2014 among Mallinckrodt Securitization S.à r.l, Mallinckrodt LLC, as Servicer, the Purchasers party thereto and PNC Bank, National Association, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Agreement”).

(Signature Pages Follow)

Exhibit B-1

ASSIGNOR:	[ ]

By:
Name:
Title

ASSIGNEE:	[ ]

By:
Name:
Title:

[Address]

Accepted as of date first above written:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

MALLINCKRODT SECURITIZATION S.À R.L., as Issuer

By:
Name:
Title:

Exhibit B-2

EXHIBIT C

[Form of Assumption Agreement]

THIS ASSUMPTION AGREEMENT (this “Agreement”), dated as of [             ,         ], is among Mallinckrodt Securitization S.à r.l. (the “Issuer”), [                    ], as a Purchaser (the “[                    ] Purchaser”), and [                    ], as a Purchaser (the “[                    ] Purchaser” and together with the [                    ] Purchasers, the “[                    ] Group”).

BACKGROUND

The Issuer and various others are parties to a certain Note Purchase Agreement, dated as of July 28, 2014 (as amended through the date hereof and as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”). Capitalized terms used and not otherwise defined herein have the respective meaning assigned to such terms in the Note Purchase Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. This letter constitutes an Assumption Agreement pursuant to Section 14.03(i) of the Note Purchase Agreement. The Issuer desires [the [                    ] Purchasers] to [become a Group] [increase its existing Commitment] under the Note Purchase Agreement, and upon the terms and subject to the conditions set forth in the Note Purchase Agreement, the [[                    ] Purchasers] agree[s] to [become Purchasers within a Group thereunder] [increase its Commitment to the amount set forth as its “Commitment” under the signature of such [                    ] Purchaser hereto].

The Issuer hereby represents and warrants to the [                    ] Purchasers as of the date hereof, as follows:

(i) the representations and warranties of the Issuer contained in Section 7.01 of the Note Purchase Agreement are true and correct on and as of such date as though made on and as of such date;

(ii) no Event of Default or Unmatured Event of Default has occurred and is continuing, or would result from the assumption contemplated hereby; and

(iii) the Termination Date shall not have occurred.

SECTION 2. Upon execution and delivery of this Agreement by the Issuer and each member of the [                    ] Group, satisfaction of the other conditions with respect to the addition of a Group specified in Section 14.03(i) of the Note Purchase Agreement (including the written consent of the Administrative Agent and the Majority Purchasers) and receipt by the Administrative Agent of counterparts of this Agreement (whether by facsimile or otherwise) executed by each of the parties hereto, [the [                    ] Purchasers shall become a party to, and have the rights and obligations of Purchasers under, the Note Purchase Agreement and the “Commitment” with respect to the Purchasers in such Group as shall be as set forth under the signature of each such Purchaser hereto] [the [                    ] Purchaser shall increase its Commitment to the amount set forth as the “Commitment” under the signature of the [                    ] Purchaser hereto].

Exhibit C-1

SECTION 3. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF). This Agreement may not be amended or supplemented except pursuant to a writing signed by each of the parties hereto and may not be waived except pursuant to a writing signed by the party to be charged. This Agreement may be executed in counterparts, and by the different parties on different counterparts, each of which shall constitute an original, but all together shall constitute one and the same agreement.

(Signature Pages Follow)

Exhibit C-2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.

[ ], as a Purchaser

By:

Name Printed:

Title:
[Address]

Exhibit C-3

MALLINCKRODT SECURITIZATION S.À R.L.,
as Issuer

By:

Name Printed:

Title:

Exhibit C-4

EXHIBIT D

FORM OF VARIABLE FUNDING NOTE

THIS VARIABLE FUNDING NOTE (THIS “NOTE”) HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY (1) TO THE ISSUER, (2) TO A PERSON THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (3) IN A TRANSACTION OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, IN EACH SUCH CASE, IN COMPLIANCE WITH THE NOTE PURCHASE AGREEMENT (AS DEFINED BELOW) AND ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY TRANSFEREE FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

THIS NOTE (OR ANY INTEREST HEREIN) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON UNLESS SUCH PERSON REPRESENTS, WARRANTS AND COVENANTS THAT IT IS NOT ACQUIRING THIS NOTE (OR ANY INTEREST HEREIN) WITH THE PLAN ASSETS OF OR ON BEHALF OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA, A “PLAN” DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, AN ENTITY DEEMED TO HOLD PLAN ASSETS OF ANY OF THE FOREGOING, OR A GOVERNMENTAL, CHURCH OR OTHER PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”). EACH PURCHASER OR TRANSFEREE OF THIS NOTE (OR ANY INTEREST HEREIN) SHALL BE DEEMED TO HAVE REPRESENTED THAT IT MEETS THE FOREGOING REQUIREMENTS.

THE NOTE PURCHASE AGREEMENT CONTAINS FURTHER RESTRICTIONS ON THE TRANSFER AND RESALE OF THIS NOTE. EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS NOTE, SUBJECT TO THE FOREGOING RESTRICTIONS ON TRANSFERABILITY. IN ADDITION, EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE MADE THE TRANSFEREE REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE NOTE PURCHASE AGREEMENT.

BY ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE AGREES TO THE TERMS AND CONDITIONS SET FORTH IN THE NOTE PURCHASE AGREEMENT AND HEREIN.

Exhibit D-1

REGISTERED

No. R-[    ]

SEE REVERSE FOR CERTAIN DEFINITIONS

THE PRINCIPAL OF THIS NOTE MAY BE INCREASED AND DECREASED AS SPECIFIED IN THE NOTE PURCHASE AGREEMENT AND IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.

MALLINCKRODT SECURITIZATION S.À R.L.

VARIABLE FUNDING ASSET BACKED NOTE

Mallinckrodt Securitization S.à r.l, a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, with registered office at 42-44 avenue de la Gare, L-1610, the Grand Duchy of Luxembourg, in the process of registration with the Luxembourg trade and companies register and having a share capital of $20,100 (herein referred to as the “Issuer”), for value received, hereby promises to pay [                    ] (the “Purchaser”), or registered assigns, the unpaid principal amount of all outstanding amounts borrowed by the Issuer from the Purchaser when due as shown on the reverse hereof or an attachment hereto or as otherwise recorded by the Purchaser in accordance with the Note Purchase Agreement, payable in accordance with that certain Note Purchase Agreement, dated as of July 28, 2014 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), between the Issuer, the Purchaser and certain other parties from time to time party thereto; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Maturity Date (as defined in the Note Purchase Agreement). The Issuer will pay interest on this Note at the Interest Rate (as defined in the Note Purchase Agreement) on each Settlement Date until the principal of this Note is paid. Interest will be computed on the basis set forth in the Note Purchase Agreement. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Issuer hereby irrevocably authorizes the Purchaser to enter on the reverse hereof or on an attachment hereto the date and amount of each borrowing and principal payment under and in accordance with the Note Purchase Agreement. Issuer agrees that this Note, upon each such entry being duly made, shall evidence the indebtedness of Issuer with the same force and effect as if set forth in a separate Note executed by Issuer.

Reference is made to the further provisions of this Note set forth on the reverse hereof and to the Note Purchase Agreement, which shall have the same effect as though fully set forth on the face of this Note.

Exhibit D-1

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its authorized officer as of the date set forth below.

MALLINCKRODT SECURITIZATION S.À R.L.

By:

Attested to:

By:
Authorized Officer

Exhibit D-2

[REVERSE OF NOTE]

This variable funding note is one of a duly authorized series of variable funding notes of the Issuer (herein called the “Notes”), all issued under the Note Purchase Agreement, dated as of July 28, 2014 (as amended, the “Note Purchase Agreement”), between the Issuer, [            ] (the “Purchaser”), and certain other parties from time to time party thereto, to which Note Purchase Agreement reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer and the Purchaser. The Notes are subject to all terms of the Note Purchase Agreement. All terms used in this Note that are defined in the Note Purchase Agreement shall have the meanings assigned to them in or pursuant to the Note Purchase Agreement. Notes may be issued in authorized denominations of $1,000,000 and integral multiple of $1,000 in excess thereof.

This Note is one of Notes which are and will be equally and ratably secured by the collateral pledged as security therefor as and to the extent provided in the Note Purchase Agreement.

All principal payments on the Notes shall be made pro rata to the holders entitled thereto.

Except as otherwise provided in the Note Purchase Agreement, each holder of this Note, by acceptance of this Note, covenants and agrees that by accepting the benefits of the Note Purchase Agreement that such holder will not institute against the Issuer or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law.

Each holder, by acceptance of a Note, covenants and agrees that by accepting the benefits of the Note Purchase Agreement that such holder will treat such Note as indebtedness for all Federal, state and local income and franchise tax purposes.

THIS NOTE AND THE NOTE PURCHASE AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

The Issuer shall at all times cause to be maintained, for the purpose of registration of transfer, a register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Issuer shall be the registrar for the purpose of registering Notes and transfers of Notes.

Upon surrender for registration of transfer of any Note to the Issuer, if the requirements of Section 8-401(a) of the UCC are met, then the Issuer shall execute and deliver in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations and of a like aggregate principal amount.

Exhibit D-3

At the option of the holder of Notes, Notes may be exchanged for other Notes in any authorized denominations and of a like aggregate principal amount, upon surrender to the Issuer of the Notes to be exchanged. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401(a) of the UCC are met, the Issuer shall execute and deliver the Notes that the holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer duly executed by, the holder thereof or such holder’s attorney duly authorized in writing, and such other documents as the Issuer may reasonably require.

No service charge shall be made to a holder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge or expense that may be imposed in connection with any registration of transfer or exchange of Notes.

THIS NOTE IS A SECURITY GOVERNED BY ARTICLE 8 OF THE NEW YORK UNIFORM COMMERCIAL CODE.

No reference herein to the Note Purchase Agreement and no provision of this Note or of the Note Purchase Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note.

Exhibit D-4

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                     , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	[1]

Signature Guaranteed:

[1]	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

Exhibit D-5

The principal amount of this Note on the date of its authentication was [            ] ($[        ]). The following are borrowings and payments made under this Note of the Issuer dated                     :

Advance Date	Amount Advanced	Date Prin. Paid	Amount Paid Principal Interest

Exhibit D-6

EXHIBIT E

Credit and Collection Policy

(Attached)

Exhibit E

EXHIBIT F

Form of Information Package

(Attached)

Exhibit F

EXHIBIT G

Form of Compliance Certificate

To: PNC Bank, National Association, as Administrative Agent

This Compliance Certificate is furnished pursuant to that certain Note Purchase Agreement, dated as of July 28, 2014 among Mallinckrodt Securitization S.à r.l. (the “Issuer”), Mallinckrodt LLC, as Servicer (the “Servicer”), the Purchasers party thereto and PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected                      of the Servicer.

2. I have reviewed the terms of the Agreement and each of the other Transaction Documents and I have made, or have caused to be made under my supervision, a detailed review of the transactions and condition of the Issuer during the accounting period covered by the attached financial statements.

3. The examinations described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or an Unmatured Event of Default, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate [, except as set forth in paragraph 5 below].

4. Schedule I attached hereto sets forth financial statements of the Servicer and its consolidated Subsidiaries for the period referenced on such Schedule I.

[5. Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Issuer has taken, is taking, or proposes to take with respect to each such condition or event:]

Exhibit G-1

The foregoing certifications are made and delivered this      day of         , 20    .

MALLINCKRODT LLC

By:
Name:
Title:

Exhibit G-2

SCHEDULE I TO COMPLIANCE CERTIFICATE

A. Schedule of Compliance as of         , 20     with Section(s)                      of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

This schedule relates to the month ended:                     .

B. The following financial statements of the Servicer and its consolidated Subsidiaries for the period ending on         , 20    , are attached hereto:

Exhibit G-3

EXHIBIT H

Closing Memorandum

(Attached)

Exhibit H

EXHIBIT I

Form of Weekly Report

(Attached)

Exhibit I

SCHEDULE I

Commitments

PNC Group
Party	Capacity	Maximum Commitment
PNC	Purchaser	$100,000,000

SunTrust Bank Group
Party	Capacity	Maximum Commitment
SunTrust Bank	Purchaser	$60,000,000

Schedule I-1

SCHEDULE II

Lock-Boxes, Lock-Box Accounts and Lock-Box Banks

Lock-Box Banks	Lock-Boxes	Lock-Box Accounts
JPMorgan Chase Bank, N.A.	100668	5580706
	13667
	730356
	73192
	905835

Citibank, N.A.	3542	30956847

Schedule II-1

SCHEDULE III

Notice Addresses

(A) in the case of the Issuer, at the following address:

Mallinckrodt Securitization S.à r.l.

42-44, avenue de la Gare, L-1610

Luxembourg

Attention: Marie Dhersin-Luporsi

Telephone: 00 352 28 48 78 10 61

Facsimile: 00 352 28 48 78 11 00

(B) in the case of the Servicer, at the following address:

Mallinckrodt LLC

675 McDonnell Blvd

Hazelwood, MO 63042

Attention: Matthew Mainer

Telephone: (314) 654-3458

Email: Matthew.Mainer@mallinckrodt.com

(C) in the case of PNC or the Administrative Agent, at the following address:

PNC Bank, National Association

Three PNC Plaza

225 Fifth Avenue

Pittsburgh, PA 15222-2707

Attention: Robyn Reeher

Telephone: (412) 768-3090

Facsimile: (412) 762-9184

(D) in the case of SunTrust Bank, at the following address:

SunTrust Bank

3333 Peachtree Road, NE 10th Floor East

Atlanta, Georgia 30326

Attention: Emily Shields

Telephone: (404) 926-5489

Facsimile: (404) 926-5100

(E) in the case of any other Person, at the address for such Person specified in the other Transaction Documents; in each case, or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

Schedule III-1